Exhibit 4.1
Execution Version
ALTA MESA HOLDINGS, LP,
ALTA MESA FINANCE SERVICES CORP.
EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION
AS TRUSTEE

INDENTURE
Dated as of October 13, 2010

9 5/8% Senior Notes due 2018

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Page
SECTION 11.8. Legal Holidays	110
SECTION 11.9. GOVERNING LAW	110
SECTION 11.10. No Personal Liability of Directors, Officers, Employees and Stockholders	110
SECTION 11.11. Successors	110
SECTION 11.12. Multiple Originals	110
SECTION 11.13. Table of Contents; Headings	110
SECTION 11.14. Waiver of Jury Trial	110
SECTION 11.15. Force Majeure	110

EXHIBIT A	Form of the Note
EXHIBIT B	Form of Indenture Supplement to Add Subsidiary Guarantors

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          This INDENTURE dated as of October 13, 2010, among Alta Mesa Holdings, LP, a Delaware limited partnership (the “Company”), and Alta Mesa Finance Services Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Subsidiary Guarantors (as defined herein) and Wells Fargo Bank, National Association (the “Trustee”), as trustee.
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuers’ 9 5/8% Senior Notes due 2018 issued on the date hereof (the “Initial Securities”), the Holders of any Additional Securities (as defined herein) issued hereafter and, if and when issued in exchange for the Initial Securities or any Additional Securities as provided in a Registration Rights Agreement (as hereinafter defined), the Exchange Securities (as hereinafter defined):
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.1. Definitions.
          “Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes or is merged with and into a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes or is merged with and into a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.
          “Additional Assets” means:
          (1) any properties or assets (other than current assets) to be used by the Company or a Restricted Subsidiary in the Oil and Gas Business; or
          (2) the Capital Stock of a Person that is or becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; provided, however, that such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.
          “Additional Interest” means the interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.
          “Additional Securities” means any Securities (other than the Initial Securities or the Exchange Securities) issued under this Indenture in accordance with Section 2.2, as part of the same series as the Initial Securities to the extent outstanding and any Exchange Securities then outstanding.

          “Adjusted Consolidated Net Tangible Assets” of the Company means (without duplication), as of the date of determination, the remainder of:
          (a) the sum of:
          (i) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, which reserve report is prepared, reviewed or audited by independent petroleum engineers, as increased by, as of the date of determination, the estimated discounted future net revenues from
          (A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and
          (B) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year end), and decreased by, as of the date of determination, the estimated discounted future net revenues from
          (C) estimated proved oil and gas reserves produced or disposed of since such year end, and
          (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines, in the case of clauses (A) through (D) utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year end; provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s petroleum engineers;
          (ii) the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements;

          (iii) the Net Working Capital of the Company and its Restricted Subsidiaries on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and
          (iv) the greater of
          (A) the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and
          (B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; provided, that, if no such appraisal has been performed the Company shall not be required to obtain such an appraisal and only clause (iv)(A) of this definition shall apply;
minus
          (b) the sum of:
          (i) Minority Interests;
          (ii) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly balance sheet (to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(iii) above of this definition);
          (iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (but utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year end), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and
          (iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).
          If the Company changes its method of accounting from the successful efforts method of accounting to the full cost or a similar method, “Adjusted Consolidated Net Tangible

Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Asset Disposition” means any direct or indirect sale, lease (including by means of Production Payments and Reserve Sales and a Sale/Leaseback Transaction but excluding an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) any Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) or (B) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.
Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:
          (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;
          (2) a disposition of cash, Cash Equivalents or other financial assets in the ordinary course of business;
          (3) a disposition of Hydrocarbons in the ordinary course of business;
          (4) a disposition of damaged, unserviceable, obsolete or worn out equipment or equipment that is no longer necessary for the proper conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;
          (5) transactions in accordance with Section 4.1;
          (6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;
          (7) the making of a Permitted Investment or a Restricted Payment (or a disposition that would constitute a Restricted Payment but for the exclusions from the definition thereof) permitted by Section 3.3;
          (8) an Asset Swap;

          (9) dispositions of assets with a Fair Market Value of less than $10.0 million in any single transaction or series of related transactions;
          (10) Permitted Liens;
          (11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
          (12) the licensing or sublicensing of intellectual property (including the licensing of seismic data or rights to access and use seismic data libraries);
          (13) any Production Payments and Reserve Sales pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical or management services to the Company or a Restricted Subsidiary;
          (14) surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind; and
          (15) the abandonment, assignment, farmout, lease, sublease, forfeiture or other disposition of developed or undeveloped Oil and Gas Properties in the ordinary course of business.
          “Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any Oil and Gas Assets between the Company or any of its Restricted Subsidiaries and another Person; provided, that any cash received must be applied in accordance with Section 3.5 as if the Asset Swap were an Asset Disposition.
          “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”
          “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.
          “Bankruptcy Law” means Title 11 of the United States Code or similar federal or state or foreign law for the relief of debtors.

          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
          “Board of Directors” means, as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof or as to any Person that is not a corporation, the board of managers or such other individual or group serving a similar function. For long as the Company is a limited partnership, the board of directors of the General Partner shall be deemed to be the Board of Directors of the Company.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.
          “Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law to close.
          “Capital Stock” of any Person means any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.
          “Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
          “Cash Equivalents” means:
          (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;
          (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

          (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the short-term deposit of which is rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P, or “P-2” or the equivalent thereof by Moody’s, and having combined capital and surplus in excess of $500.0 million;
          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;
          (5) commercial paper rated at the time of acquisition thereof at least “A-2” by S&P or “P-2” by Moody’s, and in either case maturing within nine months after the date of acquisition thereof; and
          (6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.
          “Change of Control” means:
          (1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the General Partner (or, following the conversion of the Company into another form as described below, more than 50% of the total voting power of the Voting Stock of the successor entity to the Company);
          (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;
          (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than to the Company, a Restricted Subsidiary or a Permitted Holder; or
          (4) the adoption by the members of the General Partner or the partners of the Company (or, following the conversion of the Company into another form as described below, its equity holders) of a plan or proposal for the liquidation or dissolution of the Company.
          Notwithstanding the preceding, a conversion (whether by merger, statutory conversion or otherwise) of the Company from a limited partnership to a limited liability company or corporation or an exchange of all of the outstanding partnership interests in the Company for Capital Stock in a corporation or a limited liability company, shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of

the General Partner and the Company immediately prior to such transactions continue to Beneficially Own in the aggregate sufficient Capital Stock of such successor entity to elect a majority of its directors, managers trustees or other persons serving in a similar capacity for such successor entity.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Co-Issuer” has the meaning ascribed to it in the first introductory paragraph of this Indenture, together with its successors and assigns.
          “Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that is customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.
          “Common Stock” means with respect to any Person, any and all Capital Stock (however designated and whether voting or nonvoting) of such Person other than any Preferred Stock, whether or not outstanding on the Issue Date, and includes, all series and classes of such Capital Stock.
          “Company” has the meaning ascribed to it in the first introductory paragraph of this Indenture, together with its successors and assigns.
          “Consolidated Coverage Ratio” means, for any Person, as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDAX of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:
          (1) if the Company or any Restricted Subsidiary:
          (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to the Incurrence of such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of any revolving credit Indebtedness outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period during which such Indebtedness was outstanding or (ii) if such revolving credit Indebtedness was Incurred after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of Incurrence of such revolving credit Indebtedness to the date of such calculation, in each case, provided that such average daily balance shall take into account any permanent repayment of such revolving credit Indebtedness as provided in clause (b)); or
          (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than any revolving credit Indebtedness, unless such revolving credit Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;
          (2) if, since the beginning of such period, the Company or any Restricted Subsidiary has made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition, the Consolidated EBITDAX for such period will be reduced by an amount equal to the Consolidated EBITDAX (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDAX (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
          (3) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition (or has received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made under this Indenture, which constitutes all or substantially all of a Company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and
          (4) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) made any Asset

Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets had occurred on the first day of such period.
          For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined on behalf of the Company in good faith by a responsible financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company or any Restricted Subsidiary, the interest rate shall be calculated by applying such optional rate chosen by the Company or such Restricted Subsidiary. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company or the applicable Restricted Subsidiary may designate.
          “Consolidated EBITDAX” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:
          (1) Consolidated Interest Expense;
          (2) Consolidated Income Tax Expense;
          (3) consolidated depletion and depreciation expense of the Company and its Restricted Subsidiaries;
          (4) consolidated amortization expense or impairment charges of the Company and its Restricted Subsidiaries recorded in connection with the application of Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangibles” and Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets”;

          (5) other non-cash charges of the Company and its Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and
          (6) the consolidated exploration and abandonment expense of the Company and its Restricted Subsidiaries, if applicable for such period; and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that is amortized during such period and is attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDAX in any prior period).
          Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated EBITDAX of the Company only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of the Company and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or the holders of its Capital Stock.
          “Consolidated Income Tax Expense” means, with respect to any period, the provision for federal, state, local and foreign taxes (including state franchise taxes) based on income of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, or (for any period in which the Company is a partnership) the Tax Amount for such period.
          “Consolidated Interest Expense” means, for any period, the total consolidated interest expense (excluding interest income) of the Company and its Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:
          (1) interest expense attributable to Capitalized Lease Obligations or Attributable Debt and the interest component of any deferred payment obligations;
          (2) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest

Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);
          (3) non-cash interest expense;
          (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
          (5) the interest expense on Indebtedness of another Person that is guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries;
          (6) cash costs associated with Interest Rate Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements result in net cash benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;
          (7) the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period; and
          (8) all dividends paid or payable in cash, Cash Equivalents or Indebtedness, or accrued during such period, in each case on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary.
          For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (8) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”
          “Consolidated Net Income” means, for any period, the aggregate net income (loss) of the Company and its Subsidiaries determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends of such Person, less (for any period the Company is a partnership) the Tax Amount for such period; provided, however, that there will not be included (to the extent otherwise included therein) in such Consolidated Net Income:
          (1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:
          (a) subject to the limitations contained in clauses (3) and (4) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and
          (b) the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;
          (2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:
          (a) subject to the limitations contained in clauses (3) and (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and
          (b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;
          (3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;
          (4) any extraordinary or nonrecurring gains or losses, together with any related provision for taxes (and, without duplication, any related Permitted Tax Distributions) on such gains or losses and all related fees and expenses;
          (5) the cumulative effect of a change in accounting principles;
          (6) any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines;
          (7) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of Statement of Financial Accounting Standard No. 133);
          (8) income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued);

          (9) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness; and
          (10) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards; provided that the proceeds resulting from any such grant will be excluded from clause (ii) of the definition of Basket Amount in Section 3.3.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of this Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
          “Credit Facility” means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement), or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit from banks or other institutional lenders, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).
          “Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.
          “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Definitive Securities” means certificated Securities.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the holder of the Capital Stock or upon the happening of any event:
          (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable for Disqualified Stock or other Indebtedness (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or
          (3) is required to be repurchased by such Person at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Securities or (b) on which there are no Securities outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so required to be repurchased at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or any of its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that (i) the Company and its Restricted Subsidiaries may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company and its Restricted Subsidiaries with Section 3.9 and Section 3.5 and (ii) such repurchase or redemption will be permitted solely to the extent also permitted in accordance with Section 3.3.
          “Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
          “Domestic Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.
          “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuers.
          “Equity Offering” means a public or private offering for cash by the Company of its Capital Stock (other than Disqualified Stock).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Exchange Securities” means Securities issued in an exchange offer for Initial Securities or Additional Securities pursuant to the Registration Rights Agreement
          “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $20.0 million shall be determined by the Board of Directors of the Company acting in good faith, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors, and any lesser Fair Market Value may be determined by an officer of the Company acting in good faith.
          “Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and that conducts substantially all of its operations outside the United States of America.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.
          “General Partner” means Alta Mesa Holdings GP, LLC, a Texas limited liability company, and its successors as general partner of the Company.
          “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business or any obligation to the extent it is payable only in Capital Stock of the guarantor that is not Disqualified Stock. The term “guarantee” used as a verb has a corresponding meaning.
          “Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
          “Holder” or “Securityholder” means a Person in whose name a Security is registered in the Securities Register.
          “Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

          “IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
          “Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary with no Indebtedness in excess of $500,000 (excluding guarantees of Indebtedness under the Senior Secured Credit Agreement by Brayton Resources, L.P., Brayton Resources II, L.P. and Orion Operating Company, LP), and whose total assets, as of the end of the most recent month for which financial statements are available, taken together with those of all other Immaterial Subsidiaries, are less than 1.0% of the Company’s Adjusted Consolidated Net Tangible Assets and whose total revenues, taken together with those of all other Immaterial Subsidiaries, for the most recent 12-month period for which financial statements are available do not exceed 1.0% of the Company’s total consolidated revenues for such period.
          “Incur” means issue, create, assume, guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
          “Indebtedness” means, with respect to any Person on any date of determination (without duplication, whether or not contingent):
          (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;
          (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
          (3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and except to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation is satisfied within five Business Days of payment on the letter of credit);
          (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto to the extent such obligations would appear as liabilities upon the consolidated balance sheet of such Person in accordance with GAAP, or as obligor on conditional sales of property or under any title retention agreement;
          (5) Capitalized Lease Obligations or Attributable Debt of such Person;
          (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any

Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);
          (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;
          (8) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and
          (9) to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);
provided, however, that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, shall not constitute “Indebtedness.”
          The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.
          Notwithstanding the preceding, “Indebtedness” shall not include:
          (1) Production Payments and Reserve Sales;
          (2) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an Oil and Gas Property;
          (3) any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that such Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Company or its

Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture;
          (4) any obligation arising from customary agreements of the Company or a Restricted Subsidiary providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that such Indebtedness is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;
          (5) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of Incurrence;
          (6) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and
          (7) accrued expenses and trade payables and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted.
          In addition, “Indebtedness” of any Person shall include Indebtedness described in the first paragraph of this definition of “Indebtedness” whether or not it would appear as a liability on the balance sheet of such Person if:
          (1) such Indebtedness is the obligation of a joint venture or partnership that is not a Restricted Subsidiary (a “Joint Venture”);
          (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture or otherwise liable for all or a portion of the Joint Venture’s liabilities (a “general partner”); and
          (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person;
and then such Indebtedness shall be included in an amount not to exceed:
          (a) the lesser of (i) the net assets of the general partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

          (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is with recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.
          “Indenture” means this Indenture as amended or supplemented from time to time.
          “Initial Purchasers” means the several initial purchasers listed in Schedule 1 of the Purchase Agreement dated October 7, 2010 among the Issuers, the Subsidiary Guarantors and such initial purchasers relating to the Initial Securities.
          “Initial Securities” has the meaning ascribed to it in the first introductory paragraph of this Indenture, together with any Security issued upon registration of transfer thereof of or in exchange therefor.
          “Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
          “Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law) issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:
          (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture; and
          (2) endorsements of negotiable instruments and documents in the ordinary course of business.
The amount of any Investment shall not be adjusted for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.
          For purposes of the definition of “Unrestricted Subsidiary” and Section 3.3,
          (1) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to
          (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and
          (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.
          “Issue Date” means the first date on which the Securities are issued under this Indenture.
          “Issuers” means the Persons named as the “Issuers” in the first introductory paragraph of this instrument until a successor Person or Persons shall become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuers” shall mean such successor Person or Persons.
          “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement not intended as a security agreement.
          “Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.
          “Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
          “Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:
          (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes (or Permitted Tax Distributions in respect thereof)

required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;
          (2) all payments made on any Hedging Obligation or other Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;
          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Disposition;
          (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and
          (5) all relocation expenses incurred as a result thereof and all related severance and associated costs, expenses and charges of personnel related to assets and related operations disposed of;
provided, however, that if any consideration for an Asset Disposition (that would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether or not a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or any of its Restricted Subsidiaries from escrow.
          “Net Cash Proceeds” with respect to any issuance or sale of Capital Stock or any contribution to equity capital, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
          “Net Working Capital” means (a) the sum of all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, (other than accounts receivable with respect to any non-contingent periodic settlement payments due thereunder), less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities of the Company and its Restricted Subsidiaries from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, (other than accounts payable with respect to any non-contingent periodic settlement payments due thereunder), in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.
          “Non-Recourse Debt” means Indebtedness of a Person:
          (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender;
          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
          (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.
          “Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).
          “Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
          “Offering Memorandum” means the offering memorandum, dated October 7, 2010, relating to the offering by the Issuers of the Initial Securities.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, Chief Accounting Officer, any Vice President, the Treasurer or the Secretary of an Issuer. Officer of any Subsidiary Guarantor has a correlative meaning, and in the case of the Company (so long as it is a limited partnership), Officer means an Officer of its General Partner.
          “Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer of the Company.

          “Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping and transporting (but not refining) Hydrocarbons.
          “Oil and Gas Properties” means any and all rights, titles, interests and estates in and to (1) oil or gas leases or (2) other liquid or gaseous Hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, in each case including any reserved or residual interests of whatever nature.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers, a Subsidiary Guarantor or the Trustee.
          “Pari Passu Indebtedness” means any Indebtedness of the Company, the Co-Issuer or any Subsidiary Guarantor that ranks equally in right of payment to the Securities or the Subsidiary Guarantees, as the case may be.
          “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended, and signed into law October 26, 2001.
          “Permitted Acquisition Indebtedness” means Indebtedness (including Disqualified Stock) of the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:
          (1) of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or
          (2) of a Person that was merged or consolidated with or into the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger or consolidation, provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 3.2(a).
          “Permitted Business Investment” means any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties including:
          (1) ownership interests in oil, natural gas, other Hydrocarbon and mineral properties, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests; and

          (2) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties.
          “Permitted Holder” means any of the following (A) (i) Mike Ellis, Mickey Ellis and their children, estates, heirs or lineal descendants, (ii) any trust having as its sole beneficiaries one or more of the persons listed in clause (A)(i) above, (iii) any Person a majority of the Voting Stock of which is owned or controlled by one or more of the Persons referred to in clauses (A)(i) or (ii); (B) Denham Capital Management LP and any of its affiliates (other than any operating company in which it has a portfolio investment) and (C) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the forgoing are members.
          “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:
          (1) the Company or a Restricted Subsidiary;
          (2) another Person whose primary business is the Oil and Gas Business if as a result of such Investment such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;
          (3) cash and Cash Equivalents;
          (4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
          (5) payroll, commission, travel, relocation, expense and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
          (6) loans or advances to employees (other than executive officers) made in the ordinary course of business of the Company or such Restricted Subsidiary;
          (7) Capital Stock or other securities received in settlement of debts (x) created in the ordinary course of business and owing to the Company or any Restricted

Subsidiary or in satisfaction of judgments or (y) pursuant to any plan of reorganization or similar arrangement in a bankruptcy or insolvency proceeding;
          (8) any Person as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 3.5;
          (9) Investments in existence on the Issue Date;
          (10) Commodity Agreements, Currency Agreements, Interest Rate Agreements described in clause (3) of the penultimate paragraph of the definition of “Indebtedness,” and related Hedging Obligations;
          (11) guarantees issued in accordance with Section 3.2;
          (12) Permitted Business Investments;
          (13) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;
          (14) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;
          (15) Investments in the Securities;
          (16) Investments made after the Issue Date in Unrestricted Subsidiaries in an aggregate amount outstanding at any time not to exceed $10.0 million; and
          (17) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (17), in an aggregate amount outstanding at the time of such Investment not to exceed the greater of (i) $25.0 million and (ii) 2.5% of the Company’s Adjusted Consolidated Net Tangible Assets.
          “Permitted Liens” means, with respect to any Person:
          (1) Liens securing Indebtedness under a Credit Facility permitted to be Incurred under clause (1) of Section 3.2(b);
          (2) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, social security or old age pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits (which may be secured by a Lien) to secure public or statutory obligations of such Person including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other hydrocarbons and minerals on state, federal or foreign lands or waters), or deposits of cash or United States government bonds to secure indemnity performance, surety or appeal bonds or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;
          (3) statutory and contractual Liens of landlords and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;
          (4) Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves, if any, required pursuant to GAAP have been made in respect thereof;
          (5) Liens in favor of issuers of surety or performance bonds or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
          (6) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties or assets which do not in the aggregate materially adversely affect the value of the properties or assets of such Person and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of such Person;
          (7) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under Section 3.2;
          (8) Liens arising from leases, licenses, subleases and sublicenses of any property or assets (including real property and intellectual property rights) entered into in the ordinary course of the Oil and Gas Business;
          (9) prejudgment Liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
          (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:
          (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and
          (b) such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
          (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:
          (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and
          (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;
          (12) Liens arising from deposits made in the ordinary course of business to secure any liability to insurance carriers;
          (13) Liens existing on the Issue Date;
          (14) Liens on any property or assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property or assets owned by the Company or any Restricted Subsidiary (other than any property or assets affixed or appurtenant thereto);
          (15) Liens on any property or assets at the time the Company or any of its Subsidiaries acquired the property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property or assets owned by the Company or any Restricted Subsidiary (other than any property or assets affixed or appurtenant thereto);
          (16) Liens securing the Securities, the Subsidiary Guarantees and any other Obligations under this Indenture;
          (17) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness described under clauses (10), (13), (14), (15) or this clause (17) that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;
          (18) any interest or title of a lessor under any operating lease;
          (19) Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the property or assets that are the subject of the relevant agreement, program, order or contract;
          (20) Liens on pipelines or pipeline facilities that arise by operation of law;
          (21) Liens in favor of the Company, the Co-Issuer or any Subsidiary Guarantor; and
          (22) Liens securing Indebtedness in an aggregate principal amount outstanding at any one time, added together with all other Indebtedness secured by Liens Incurred pursuant to this clause (22), not to exceed the greater of (a) $10.0 million and (b) 1.0% of the Company’s Adjusted Consolidated Net Tangible Assets.
In each case set forth above, notwithstanding any stated limitation on the property or assets that may be subject to such Lien, a Permitted Lien on a specified property or asset or group or type of properties or assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).
          “Permitted Tax Distributions” means for any calendar year or portion thereof of the Company during which it is a pass-through entity for U.S. federal income tax purposes, payments and distributions to the partners of the Company on each estimated payment date as well as each other applicable due date to enable the partners of the Company (or, if any of them are themselves a pass-through entity for US. Federal income tax purposes, their shareholders or partners) to make payments of U.S. federal and state income taxes (including estimates therefor) as a result of the operations of the Company and its Subsidiaries during the current and any previous calendar year, not to exceed an amount equal to the amount of each such partner’s (or, in the case of a pass-through entity, its shareholders’ or partners’) U.S. federal and state income tax liability resulting solely from the pass-through tax treatment of such partner’s interest in the Company and as calculated pursuant to the limited partnership agreement of the Company as in effect on the Issue Date and as it may be amended from time to time thereafter in a manner that is not, considered as a whole, materially adverse to the holders of the Securities.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
          “Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical or management services to the Company or a Restricted Subsidiary.
          “QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A.
          “Redemption Date” means, with respect to any redemption of Securities, the date of redemption with respect thereto.
          “Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, extend, prepay, redeem or retire (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance” and the terms “refinances” and “refinanced” shall have correlative meanings) any Indebtedness (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, but excluding Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company), including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:
          (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;
          (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;
          (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith); and
          (4) if the Indebtedness being refinanced is subordinated in right of payment to the Securities or a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or the Subsidiary Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being refinanced.
          “Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among the Issuers, the Subsidiary Guarantors and the Initial Purchasers and, with respect to any Additional Securities, one or more substantially similar registration rights agreements among the Issuers and the other parties thereto, as any such agreement may be amended from time to time.
          “Regulation S” means Regulation S under the Securities Act.
          “Restricted Investment” means any Investment other than a Permitted Investment.
          “Restricted Securities” means Initial Securities and Additional Securities bearing one of the restrictive legends described in Section 2.1(d).
          “Restricted Securities Legend” means the legend set forth in Section 2.1(d)(1) and, in the case of the Temporary Regulation S Global Note, the legend set forth in Section 2.1(d)(2).
          “Restricted Subsidiary” means any Subsidiary of the Company, including the Co-Issuer, other than an Unrestricted Subsidiary.

          “Rule 144A” means Rule 144A under the Securities Act.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
          “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.
          “SEC” means the United States Securities and Exchange Commission.
          “Securities” means securities issued under this Indenture. The Initial Securities, the Exchange Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase and unless otherwise provided or the context otherwise requires, all references to “the Securities” shall include the Initial Securities, the Exchange Securities and the Additional Securities.
          “Securities Act” means the Securities Act of 1933 (15 U.S.C. §§ 77a-77aa), as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Securities Custodian” means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.
          “Senior Secured Credit Agreement” means the Sixth Amended and Restated Credit Agreement dated as of May 13, 2010 among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent and the lenders parties thereto from time to time, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof with other revolving credit facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans or commitments thereunder, including any such replacement, refunding or refinancing revolving credit facility that increases the amount borrowable thereunder or alters the maturity thereof.
          “Shelf Registration Statement” shall have the meaning set forth in the applicable Registration Rights Agreement.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

          “Subordinated Obligation” means any Indebtedness of the Company or the Co-Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Securities pursuant to a written agreement.
          “Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the Voting Stock or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary (other than in this definition) refers to a Subsidiary of the Company.
          “Subsidiary Guarantee” means, individually, any guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.
          “Subsidiary Guarantor” means any Subsidiary of the Company that is a guarantor of the Securities, including any Person that is required after the Issue Date to guarantee the Securities pursuant to Section 3.11, in each case until a successor replaces such Person pursuant to the applicable provisions of this Indenture and, thereafter, means such successor; provided, however, that the Co-Issuer shall not be a Subsidiary Guarantor.
          “Tax Amount” means, for any period, the combined federal, state and local income taxes, including estimated taxes, that would be payable by the Company if it were a Texas corporation filing separate tax returns with respect to its Taxable Income for such period; provided that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if the Company were a Texas corporation shall be taken into account; provided, further, that, if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from the Company’s reorganization as, or change in the status to, a corporation for tax purposes.
          “Taxable Income” means, for any period, the taxable income or loss of the Company for such period for U.S. federal income tax purposes.
          “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture.
          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
          “Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “Unrestricted Subsidiary” means:
          (1) any Subsidiary of the Company (other than the Co-Issuer) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and
          (2) any Subsidiary of an Unrestricted Subsidiary.
          The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:
          (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;
          (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;
          (3) on the date of such designation, such designation and the Investment of the Company or a Restricted Subsidiary in such Subsidiary complies with Section 3.3;
          (4) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock of such Person or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;
          (5) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; and
          (6) such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms less favorable to the Company or such Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of the Company.
          Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.
          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under Section 3.2(a) on a pro forma basis taking into account such designation.
          “U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
          “Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.
          “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of members of such Person’s Board of Directors.
          “Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares or other shares required by applicable law to be held by a Person other than the Company or another Wholly-Owned Subsidiary) is owned by the Company or another Wholly-Owned Subsidiary.
     SECTION 1.2. Other Definitions.

Defined in
Term	Section
“Additional Restricted Securities”	2.1(b)
“Affiliate Transaction”	3.8
“Agent Members”	2.1(e)(ii)
“Asset Disposition Offer Amount”	3.5
“Asset Disposition Offer Period”	3.5
“Asset Disposition Offer”	3.5
“Asset Disposition Purchase Date”	3.5
“Authenticating Agent”	2.2
“Basket Amount”	3.3(4)(c)
“Change of Control Offer”	3.9
“Change of Control Payment”	3.9(1)
“Change of Control Payment Date”	3.9(2)
“Clearstream”	2.1(b)
“covenant defeasance option”	8.1(b)
“cross acceleration provision”	6.1(6)(b)
“Defaulted Interest”	2.14
“Euroclear”	2.1(b)
“Event of Default”	6.1
“Excess Proceeds”	3.5
“Exchange Global Note”	2.1(b)
“Global Securities”	2.1(b)
“Institutional Accredited Investor Global Notes”	2.1(b)
“Institutional Accredited Investor Note”	2.1(b)
“Investment”	3.3(4)(c)(iv)(B)
“Issuer Order”	2.2
“Joint Venture”	1.1

Defined in
Term	Section
“judgment default provision”	6.1(9)
“legal defeasance option”	8.1(b)
“Notice of Default”	6.1(4); 6.1(5)
“Pari Passu Securities”	3.5
“Paying Agent”	2.3
“payment default”	6.1(6)(a)
“Permanent Regulation S Global Note”	2.1(b)
“protected purchaser”	2.10
“Registrar”	2.3
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(b)
“Resale Restriction Termination Date”	2.6(b)
“Restricted Payment”	3.3
“Restricted Period”	2.1(b)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(b)
“Securities Register”	2.3
“Special Interest Payment Date”	2.14(a)
“Special Record Date”	2.14(a)
“Successor Company”	4.1(a)(1)
“Temporary Regulation S Global Note”	2.1(b)
     SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          “Commission” means the SEC.
          “indenture securities” means the Securities and the Subsidiary Guarantees.
          “indenture security holder” means a Securityholder.
          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Trustee.
          “obligor” on the indenture securities means the Issuers, the Subsidiary Guarantors and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
     SECTION 1.4. Rules of Construction. Unless the context otherwise requires:
          (1) a term has the meaning assigned to it;
          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and references to Statements of Financial Accounting Standards of the Financial Accounting Standards Board do not reflect the new nomenclature resulting from the FASB’s codification of such Statements in its ASC 105, Generally Accepted Accounting Principles, issued in June 2009, but are deemed to include the codified Statements under their current nomenclature;
          (3) “or” is not exclusive;
          (4) “including” means including without limitation;
          (5) words in the singular include the plural and words in the plural include the singular;
          (6) all amounts expressed in this Indenture or in any of the Securities in terms of money refer to the lawful currency of the United States of America; and
          (7) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE II
THE SECURITIES
     SECTION 2.1. Form, Dating and Terms.
          (a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited, subject to compliance with the other terms of this

Indenture. The Initial Securities issued on the date hereof shall be in an aggregate principal amount of $300,000,000. In addition, the Issuers may issue, from time to time in accordance with the provisions of this Indenture, including Section 3.2 hereof, Additional Securities (as provided herein) and Exchange Securities. Furthermore, Securities may be authenticated and delivered upon registration of transfer, exchange or in lieu of, other Securities pursuant to Section 2.2, 2.6, 2.10, 2.12, 5.8 or 9.5, in connection with an Asset Disposition Offer pursuant to Section 3.5 or in connection with a Change of Control Offer pursuant to Section 3.9.
          The Securities shall be known and designated as “9 5/8% Senior Notes due 2018” of the Issuers.
          With respect to any Additional Securities, the Issuers shall set forth in (a) a Board Resolution and (b) (i) an Officers’ Certificate or (ii) one or more indentures supplemental hereto, the following information:
          (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;
          (2) the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue; and
          (3) whether such Additional Securities shall be Restricted Securities issued in the form of Exhibit A hereto.
          In authenticating and delivering Additional Securities, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officers’ Certificate required by Section 11.4, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Securities.
          The Initial Securities, the Additional Securities and the Exchange Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities, the Additional Securities and the Exchange Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities, the Additional Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.
          If any of the terms of any Additional Securities are established by action taken pursuant to Board Resolutions of the Issuers, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuers and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.
          (b) The Initial Securities are being offered and sold by the Issuers pursuant to a Purchase Agreement, dated October 7, 2010, among the Issuers, the Subsidiary Guarantors and the Initial Purchasers. The Initial Securities and any Additional Securities (if issued as Restricted Securities) (the “Additional Restricted Securities”) shall be resold initially only to (A) QIBs in reliance on Rule 144A (B) IAIs in reliance upon Rule 501 of the Securities Act and (C)

Non-U.S. Persons in reliance on Regulation S. Such Initial Securities and Additional Restricted Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs in accordance with Rule 501 of the Securities Act, in each case, in accordance with the procedure described herein. Additional Securities offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more purchase agreements in accordance with applicable law.
          Initial Securities and Additional Restricted Securities offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the “Rule 144A Global Note”), deposited with the Trustee, as Securities Custodian, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, as hereinafter provided.
          Initial Securities and Additional Restricted Securities offered and sold or resold to IAIs (the “Institutional Accredited Investor Notes”) in the United States of America shall be issued in the form of a permanent global Security substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the “Institutional Accredited Investor Global Note”) deposited with the Trustee, as Securities Custodian, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
          Initial Securities and any Additional Restricted Securities offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall initially be issued in the form of a temporary global Security (the “Temporary Regulation S Global Note”), without interest coupons. Beneficial interests in the Temporary Regulation S Global Note will be exchanged for beneficial interests in a corresponding permanent global Security, without interest coupons, substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, each a “Regulation S Global Note”) within a reasonable period after the expiration of the Restricted Period (as defined below) upon delivery of the certification contemplated by Section 2.7. Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as Securities Custodian in the manner described in this Article II for credit to the respective accounts of the purchasers (or to such other accounts as they may direct), including, but not limited to, accounts at Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”). Prior to the 40th day after the later of the commencement of the offering of the Initial Securities and the Issue Date (such period through and including such 40th day, the “Restricted Period”), interests in the

Temporary Regulation S Global Note may only be transferred to Non-U.S. Persons pursuant to Regulation S, unless exchanged for interests in another Global Security in accordance with the transfer and certification requirements described herein.
          Following the Restricted Period, Investors may hold their interests in the Regulation S Global Note through organizations other than Euroclear or Clearstream that are participants in DTC’s system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems.
          The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
          Exchange Securities exchanged for interests in the Rule 144A Notes, the Regulation S Notes and the Institutional Accredited Investor Notes shall be issued in the form of a permanent global Security, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(d) (the “Exchange Global Note”). The Exchange Global Note shall be deposited upon issuance with, or on behalf of, the Trustee as Securities Custodian, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.
          The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the “Global Securities.”
          The principal of (and premium, if any) and interest (including Additional Interest, if any) on the Securities shall be payable at the office or agency of the Issuers maintained for such purpose in The City of New York, and at such other office or agency of the Issuers as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Issuers, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Securities Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. At the Issuers’ option, payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) may be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if the Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

          The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d). The Issuers shall approve any notation, endorsement or legend on the Securities. Each Security shall be dated the date of its authentication, and the Trustee’s certificate of authentication shall be substantially in the form set forth on Exhibit A. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Issuers, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.
          (c) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
          (d) Restrictive Legends. Unless and until (i) an Initial Security or an Additional Security issued as a Restricted Security is sold under an effective registration statement or (ii) an Initial Security or an Additional Security issued as a Restricted Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to a Registration Rights Agreement or a similar agreement:
          (1) the Rule 144A Global Note, the Regulation S Global Note and the Institutional Accredited Investor Global Note shall bear the following legend on the face thereof:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO ALTA MESA HOLDINGS, LP OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED

INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
          (2) the Temporary Regulation S Global Note shall bear the following additional legend on the face thereof:
THIS GLOBAL SECURITY IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.
NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

          (3) Each Global Security, whether or not an Initial Security, shall bear the following legend on the face thereof:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
          (e) Book-Entry Provisions. This Section 2.1(e) shall apply only to Global Securities deposited with the Trustee, as Securities Custodian.
               (i) Each Global Security initially shall (x) be registered in the name of Cede & Co. as the nominee of DTC, (y) be delivered to the Trustee as Securities Custodian and (z) bear legends as set forth in Section 2.1(d). Transfers of a Global Security (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the DTC, its successors or their respective nominees, except as set forth in Section 2.1(e)(v) and 2.1(f). If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee will (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.
               (ii) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the Securities Custodian or under such Global Security, and DTC may be treated by the Issuers, the Subsidiary Guarantors, the Trustee and any agent of the Issuers, the Subsidiary Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Subsidiary Guarantors, the Trustee or any agent of the Issuers, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.
               (iii) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to Section 2.1(f) to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuers shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery, one or more Definitive Securities of like tenor and amount.
               (iv) In connection with the transfer of an entire Global Security to beneficial owners pursuant to Section 2.1(f), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.
               (v) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
               (vi) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.
          (f) Definitive Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (A) DTC notifies the Issuers that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuers within 90 days of such notice or (B) an Event of Default has occurred under this Indenture and is continuing and the Registrar has received a request from the DTC to issue Securities in certificated registered form. In the event of the occurrence of any of the events specified in the preceding sentence or in clause (A) or (B)

of the preceding sentence, Definitive Securities delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
               (i) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(iv) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).
               (ii) If a Definitive Security is transferred or exchanged for a beneficial interest in a Global Security, the Trustee will (x) cancel such Definitive Security, (y) record an increase in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Security, the Issuers shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.
               (iii) If a Definitive Security is transferred or exchanged for another Definitive Security, (x) the Trustee will cancel the Definitive Security being transferred or exchanged, (y) the Issuers shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery, one or more new Definitive Securities in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Security, the Issuers shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery to the Holder thereof, one or more Definitive Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Securities, registered in the name of the Holder thereof.
               (iv) Notwithstanding anything to the contrary in this Indenture, in no event shall a Definitive Security be delivered upon exchange or transfer of a beneficial interest in the Temporary Regulation S Global Note prior to the end of the Restricted Period.
     SECTION 2.2. Execution and Authentication. One Officer shall sign the Securities for the Issuers by manual or facsimile signature. If the Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until an authorized officer of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

          At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $300,000,000, (2) subject to the terms of this Indenture (including Section 3.2), Additional Securities for original issue in an unlimited principal amount, (3) Exchange Securities for issue only in an exchange offer pursuant to a Registration Rights Agreement or upon resale under an effective Shelf Registration Statement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount and (4) when sold in connection with an effective registration statement, Initial Securities in the form of an Unrestricted Global Note, in each case upon a written order of the Issuers signed by one Officer of the Issuers (the “Issuer Order”). Such Issuer Order shall specify whether the Securities will be in the form of Definitive Securities or Global Securities, the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities.
          The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuers to authenticate the Securities. Any such instrument shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          In case the Issuers or any Subsidiary Guarantor, pursuant to Article IV or Section 10.2, as applicable, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuers or any Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV or Section 10.2, as applicable, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon receipt of an Issuer Order of the successor Person, shall authenticate and make available for delivery Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.
     SECTION 2.3. Registrar and Paying Agent. The Issuers shall maintain in the continental United States an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), and the Issuers shall maintain in New York, New

York an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Securities Register”). The Company or any of its Restricted Subsidiaries may act as Registrar or Paying Agent. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.
          The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of each such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Issuers or any of its wholly owned Subsidiaries organized in the United States may act as Paying Agent, Registrar or transfer agent.
          The Issuers initially appoint the Trustee as Registrar for the Securities at its corporate trust office in Dallas, Texas, and as Paying Agent for the Securities at its corporate trust office in New York, New York, which, on the date hereof, is located at 45 Broadway, 14th Floor, New York, New York 10006. The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee.
     SECTION 2.4. Paying Agent to Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Issuers shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Securities (whether such assets have been distributed to it by the Issuers or other obligors on the Securities), shall notify the Trustee in writing of any default by the Issuers or any Subsidiary Guarantor in making any such payment and shall during the continuance of any default by the Issuers (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith deliver to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities together with a full accounting thereof. If the Company or a Restricted Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Restricted Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuers, the Trustee shall serve as Paying Agent for the Securities.
     SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Issuers, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the Issuers shall otherwise comply with TIA § 312(a).
     SECTION 2.6. Transfer and Exchange.
          (a) A Holder may transfer a Security (or a beneficial interest therein) to another Person or exchange a Security (or a beneficial interest therein) for another Security or Securities of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.6. The Trustee shall promptly register any transfer or exchange that meets the requirements of this Section 2.6 by noting the same in the register maintained by the Trustee for the purpose, and no transfer or exchange shall be effective until it is registered in such register. The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with this Section 2.6 and Section 2.1(e) and 2.1(f), as applicable, and, in the case of a Global Security (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear and Clearstream. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this paragraph.
          (b) Transfers of Rule 144A Notes and Institutional Accredited Investor Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is one year after the later of the date of its original issue and the last date on which the Issuers or any Affiliate of Issuers was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):
               (i) a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the applicable procedures of DTC.
               (ii) a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Issuers, the delivery of an opinion of counsel, certification and/or other information satisfactory to it; and
               (iii) a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.9 from the proposed transferee and, if requested by the Issuers, the delivery of an opinion of counsel, certification and/or other information satisfactory to it.
          (c) Transfers of Regulations S Notes. The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:
               (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;
               (ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and
               (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.9 hereof from the proposed transferee and, if requested by the Issuers, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to the Issuers.
          After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.8, Section 2.9 or any additional certification.

          (d) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless (i) Initial Securities are being exchanged for Exchange Securities in an exchange offer pursuant to a Registration Rights Agreement, in which case the Exchange Securities shall not bear a Restricted Securities Legend, (ii) an Initial Security is being transferred pursuant to a Shelf Registration Statement or other effective registration statement or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.
          (e) Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.
          (f) Obligations with Respect to Transfers and Exchanges of Securities.
               (i) To permit registrations of transfers and exchanges, the Issuers shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall, upon receipt of an Issuer Order, authenticate Definitive Securities and Global Securities at the Registrar’s request.
               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.2, 2.6, 2.10, 2.12, 3.5, 3.9, 5.8 or 9.5).
               (iii) The Issuers (and the Registrar) shall not be required to register the transfer of or exchange of any Security (A) for a period (1) of 15 days before a selection of Securities to be redeemed or (2) beginning 15 days before an interest payment date and ending on such interest payment date or (B) selected for redemption, except the unredeemed portion of any Security being redeemed in part.
               (iv) Prior to the due presentation for registration of transfer of any Security, the Issuers, any Subsidiary Guarantor, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to paragraph 2 of the forms of Securities attached hereto as Exhibits A and B) interest on such Security and for all other purposes whatsoever, including without limitation the transfer or exchange of such Security, whether or not such Security is overdue, and none of the Issuers, any

Subsidiary Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
               (v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(f) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).
               (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
          (g) No Obligation of the Trustee. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, Agent Member or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and any beneficial owners. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          (h) Affiliate Holders. By accepting a beneficial interest in a Global Security, any Person that is an Affiliate of the Issuers agrees to give notice to the Issuers, the Trustee and the Registrar of the acquisition and its Affiliate status.
          (i) Global Securities. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

     SECTION 2.7. Form of Certificate to be Delivered upon Termination of Restricted Period.
[Date]
Alta Mesa Holdings, LP and Alta Mesa Finance Services Corp. and
Wells Fargo Bank, National Association
1445 Ross Avenue — 2nd Floor
Dallas, TX 75202-2812
Attention: Corporate Trust Administration

Re:	Alta Mesa Holdings, LP and Alta Mesa Finance Services Corp. (together as the “Issuers”)
9 5/8% Senior Notes due 2018 (the “Securities”)
Ladies and Gentlemen:
     This letter relates to Securities represented by a temporary global note (the “Temporary Regulation S Global Note”). Pursuant to Section 2.1 of the Indenture dated as of October 13, 2010 relating to the Securities (the “Indenture”), we hereby certify that the persons who are the beneficial owners of $[_______] principal amount of Securities represented by the Temporary Regulation S Global Note are persons outside the United States to whom beneficial interests in such Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Permanent Regulation S Global Note representing the undersigned’s interest in the principal amount of Securities represented by the Temporary Regulation S Global Note, all in the manner provided by the Indenture. We certify that we [are][are not] an Affiliate of the Issuers.
     You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]
By:
Authorized Signature

     SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.
[Date]
Alta Mesa Holdings, LP and Alta Mesa Finance Services Corp.
Wells Fargo Bank, National Association
1445 Ross Avenue — 2nd Floor
Dallas, TX 75202-2812
Attention: Corporate Trust Administration
Ladies and Gentlemen:
     This certificate is delivered to request a transfer of $[_________] principal amount of the 9 5/8% Senior Notes due 2018 (the “Securities”) of Alta Mesa Holdings, LP and Alta Mesa Finance Services Corp. (together as the “Issuers”).
     Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:
Name: _________________________
Address: ______________________
Taxpayer ID Number: _____________________
The undersigned represents and warrants to you that:
          1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor,” and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
          2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuers or any Subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A of the Securities Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuers and the Trustee.
          3. We [are][are not] an Affiliate of the Issuers.

TRANSFEREE:______________________ BY:______________________
     SECTION 2.9. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.
[Date]
Alta Mesa Holdings, LP and Alta Mesa Finance Services Corp.
Wells Fargo Bank, National Association
1445 Ross Avenue — 2nd Floor
Dallas, TX 75202-2812
Attention: Corporate Trust Administration

Re:	Alta Mesa Holdings, LP and Alta Mesa Finance Services Corp. (together as the “Issuers”)

9 5/8% Senior Notes due 2018 (the “Securities”)
Ladies and Gentlemen:
     In connection with our proposed sale of $[________] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with

Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
          (a) the offer of the Securities was not made to a person in the United States;
          (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
          (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and
          (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
     In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.
     We also hereby certify that we [are][are not] an Affiliate of the Issuers and, to our knowledge, the transferee of the Securities [is][is not] an Affiliate of the Issuers.
     You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]
By:
Authorized Signature

     SECTION 2.10. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall, upon receipt of an Issuer Order, authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Issuers or the Trustee that such Security has been lost, destroyed or wrongfully taken within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuers or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee; provided, however, if after the delivery of such replacement Security, a protected purchaser of the Security for which such replacement Security was issued presents for payment or registration such replaced Security, the Trustee or the Issuers shall be entitled to recover such replacement Security from the Person to whom it was issued and delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuers or the Trustee in connection therewith. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Issuers, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a protected purchaser, the Issuers shall execute, and upon receipt of an Issuer Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or wrongfully taken Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Issuers in its discretion may, instead of issuing a new Security, pay such Security.
          Upon the issuance of any new Security under this Section 2.10, the Issuers may require that such Holder pay a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.
          Subject to the proviso in the initial paragraph of this Section 2.10, every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or wrongfully taken Security shall constitute an original additional contractual obligation of the Issuers, any Subsidiary Guarantor and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or wrongfully taken Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
          The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.
     SECTION 2.11. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event the Issuers or an Affiliate of the Issuers holds the Security; provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 11.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Issuers or an Affiliate of the Issuers shall not be considered outstanding.
          If a Security is replaced pursuant to Section 2.10 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement pursuant to Section 2.10.
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, by 11:00 a.m. (New York City time) on a Redemption Date or other maturity date money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or otherwise maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
     SECTION 2.12. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall, upon receipt of an Issuer Order, authenticate temporary Securities. Temporary Securities shall be substantially in the form, and shall carry all rights, of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall, upon receipt of an Issuer Order, authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Issuers for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuers shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.
     SECTION 2.13. Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies and customary procedures including delivery of a certificate describing such Securities disposed (subject to the record retention requirements of the Exchange Act) or deliver canceled Securities to the Issuers pursuant to written direction by one Officer of the Issuers. If the Issuers or any Subsidiary Guarantor acquires any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.13. The Issuers may not issue new Securities to replace Securities they have paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

          At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC or the Securities Custodian to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
     SECTION 2.14. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such payment at the office or agency of the Issuers maintained for such purpose pursuant to Section 2.3.
          Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuers, at its election in each case, as provided in clause (a) or (b) below:
               (a) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuers shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuers shall promptly notify the Trustee of such Special Record Date, and in the name and at the expense of the Issuers, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
               (b) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
          Subject to the foregoing provisions of this Section 2.14, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     SECTION 2.15. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
     SECTION 2.16. CUSIP, Common Code and ISIN Numbers. The Issuers in issuing the Securities may use “CUSIP”, “Common Code” and “ISIN” numbers and, if so, the Trustee shall use “CUSIP”, “Common Code” and “ISIN” numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such CUSIP, Common Code and ISIN numbers. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP, Common Code and ISIN numbers.
ARTICLE III
COVENANTS
     SECTION 3.1. Payment of Securities. The Issuers shall promptly pay the principal of, premium, if any, and interest (including Additional Interest, if any) on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest (including Additional Interest, if any) shall be considered paid on the date due if by 11:00 a.m. (New York City time) on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest (including Additional Interest) then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.
          The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest (including Additional Interest) at the same rate to the extent lawful.

          Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
     SECTION 3.2. Limitation on Indebtedness and Preferred Stock.
          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue Preferred Stock; provided, however, that the Company and any of the Subsidiary Guarantors may Incur Indebtedness and issue Preferred Stock if on the date thereof:
               (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds); and
               (2) no Default would occur as a consequence of, and no Event of Default would be continuing following, Incurring the Indebtedness or its application.
          (b) Section 3.2(a) will not prohibit the Incurrence of the following:
               (1) Indebtedness under one or more Credit Facilities (including the Senior Secured Credit Agreement) Incurred pursuant to this clause (1) by the Issuers or any Subsidiary Guarantor in an aggregate amount outstanding at any one time not to exceed the greater of (i) $300.0 million or (ii) 30.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom;
               (2) guarantees of Indebtedness Incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related guarantee shall be subordinated in right of payment to the Securities or the Subsidiary Guarantees to at least the same extent as the Indebtedness being guaranteed, as the case may be;
               (3) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (a)(i) if the Company is the obligor on such Indebtedness and the obligee is not a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (ii) if a Subsidiary Guarantor is the obligor of such Indebtedness and the obligee is neither the Company nor a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee and (b)(i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the

Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 3.2(b)(3);
               (4) Indebtedness represented by (a) the Securities issued on the Issue Date and all Subsidiary Guarantees, (b) any Indebtedness (other than the Indebtedness described in Section 3.2(b)(1), (3), (4)(a) and (9) outstanding on the Issue Date), (c) any Exchange Securities and related Subsidiary Guarantees issued pursuant to a Registration Rights Agreement and (d) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this Section 3.2(b)(4) or Section 3.2(b)(5) or Incurred pursuant to Section 3.2(a);
               (5) Permitted Acquisition Indebtedness;
               (6) Indebtedness Incurred in respect of (a) self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds provided by the Company or a Restricted Subsidiary in the ordinary course of business and any guarantees or letters of credit functioning as or supporting any of such obligations or bonds and (b) obligations represented by letters of credit for the account of the Company or a Restricted Subsidiary in order to provide security for workers’ compensation claims (in the case of both clauses (a) and (b) other than for an obligation for money borrowed);
               (7) Indebtedness of the Company or any Subsidiary Guarantor represented by Capitalized Lease Obligations (whether or not incurred pursuant to Sale/Leaseback Transactions) or other Indebtedness incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property, in each case Incurred for the purpose of financing, refinancing, renewing, defeasing or refunding all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or its Subsidiary Guarantors; provided that the aggregate principal amount incurred by the Company or any Subsidiary Guarantor pursuant to this Section 3.2(b)(7) outstanding at any time shall not exceed the greater of (x) $25.0 million and (y) 2.5% of the Company’s Adjusted Consolidated Net Tangible Assets; and provided further that the principal amount of any Indebtedness permitted under this Section 3.2(b)(7) did not in each case at the time of incurrence exceed the Fair Market Value, as determined in accordance with the definition of such term, of the acquired or constructed asset or improvement so financed;
               (8) Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease the Securities or to satisfy and discharge the Indenture;
               (9) in addition to the items referred to in Sections 3.2(b)(1) through (8) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (9) and then outstanding, will not exceed the greater of (a) $35.0 million and (b) 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets.
          (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.2:
               (1) in the event an item of that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 3.2(a) and (b), the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and, subject to Section 3.2(c)(2) below may later classify, reclassify or redivide all or a portion of such item of Indebtedness, in any manner that complies with this Section 3.2;
               (2) any Indebtedness outstanding on the date of this Indenture under the Senior Secured Credit Agreement shall be deemed Incurred on the Issue Date under Section 3.2(b)(1);
               (3) guarantees of, or obligations in respect of letters of credit supporting, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;
               (4) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;
               (5) Indebtedness permitted by this Section 3.2 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 3.2 permitting such Indebtedness; and
               (6) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.
          Accrual of interest, accrual of dividends, the amortization of debt discount or the accretion of accreted value and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of Statement of Financial Accounting Standard No. 133) will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.2.
          The Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 3.2, the Company shall be in Default of this Section 3.2).
          This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.
     SECTION 3.3. Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:
          (1) declare or pay any dividend or make any payment or distribution on or in respect of its Capital Stock (including any payment or distribution in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:
          (a) dividends or distributions by the Company payable solely in Capital Stock of the Company (other than Disqualified Stock); and
          (b) dividends or distributions payable to the Company or a Restricted Subsidiary and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) so long as the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;
          (2) purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary;
          (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness permitted under Section 3.2(b)(3) or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or
          (4) make any Restricted Investment in any Person;
(any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Restricted Investment referred to in clauses (1) through (4) is referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
          (a) a Default has occurred and is continuing (or would result therefrom);
          (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 3.2(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

          (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (other than under clauses (1), (2), (4), (5), (6), (7), (8), (9), (10), and (11) of the next paragraph) would exceed the sum of (the “Basket Amount”):
          (i) 50% of Consolidated Net Income accrued on a cumulative basis for the period (treated as one accounting period) from October 1, 2010 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);
          (ii) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of any Capital Stock of Persons engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business, in each case received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or from cash capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to (x) a Subsidiary of the Company or (y) an employee stock ownership plan, option plan or similar trust (to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination));
          (iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Capital Stock), distributed by the Company upon such conversion or exchange), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; and
          (iv) the amount equal to the aggregate net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any other Person after the Issue Date resulting from:
          (A) repurchases, repayments or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investments (other than to a Subsidiary of the Company), or repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; and
          (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.
          The provisions of the preceding paragraph will not prohibit:
          (1) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by the Company from the owners of its Capital Stock; provided that the Net Cash Proceeds from such sale of Capital Stock or capital contribution will be excluded from clause (c)(ii) of the preceding paragraph;
          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of an Issuer or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of Refinancing Indebtedness with respect to such Subordinated Obligations or Guarantor Subordinated Obligations permitted to be Incurred pursuant to Section 3.2.
          (3) dividends paid or distributions made within 60 days after the date of declaration if at such date of declaration such dividend or distribution would have complied with this Section 3.3; provided, however, that such dividends and distributions will be included in subsequent calculations of the Basket Amount; and provided further, however, that for purposes of clarification, this clause (3) shall not include cash payments in lieu of the issuance of fractional shares included in clause (8) below;
          (4) the repurchase or other acquisition of Capital Stock (including options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock) of the Company held by any existing or former employees, officers or directors of the Company or the General Partner or any Restricted Subsidiary of the Company or their assigns, estates or heirs, in each case pursuant to the repurchase or other acquisition provisions under employee stock option or stock purchase plans or agreements or other agreements to compensate employees, officers or directors, in each case approved by the Company’s Board of Directors; provided that such repurchases or other acquisitions pursuant to this clause (4) will not exceed $2.0 million in the aggregate during any calendar year; and provided that the proceeds received from any such transaction will be excluded from clause (c)(ii) of the preceding paragraph;
          (5) purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and any purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Capital Stock;
          (6) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 3.9 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 3.5; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such Section with respect to the Securities and has completed the repurchase of all Securities accepted for payment in connection with such Change of Control Offer or Asset Disposition Offer;
          (7) so long as no Default has occurred and is continuing, payments or distributions to dissenting equityholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets;
          (8) cash payments in lieu of the issuance of fractional shares;
          (9) the declaration and payment of scheduled or accrued dividends to holders of any class of or series of Disqualified Stock of the Company issued after the Issue Date in accordance with Section 3.2, to the extent such dividends are included in Consolidated Interest Expense;
          (10) so long as the Company is treated for U.S. federal tax purposes as a disregarded entity or partnership, Permitted Tax Distributions;
          (11) dividends paid or distributions made by the Company, or purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock of the Company, within 60 days after the Issue Date from proceeds of the issuance of the Initial Securities in an aggregate amount not to exceed $50.0 million; and
          (12) so long as no Default has occurred and is continuing, Restricted Payments in an amount not to exceed $25.0 million in the aggregate since the Issue Date.
          The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the securities or other assets proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term. Not later than the date of making any Restricted Payment pursuant to clause (c) of the second preceding paragraph or clause (12) of the preceding paragraph, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 3.3 were computed and the Basket Amount after giving effect to such Restricted Payment.
          In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (12) above or is entitled to be made pursuant to the first paragraph above, the Company shall, in its sole discretion, classify such Restricted Payment and may later re-classify all or a portion of such Restricted Payment.
          The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purpose of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this Section 3.3 or under clause (12) of the second paragraph of this Section 3.3, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
     SECTION 3.4. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary (other than the Co-Issuer) to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
          (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);
          (2) make any loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or
          (3) sell, lease or transfer any of its property or assets to the Company or any other Restricted Subsidiary.

          The preceding provisions will not prohibit:
          (i) any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date, including this Indenture and the Senior Secured Credit Agreement, each as in effect on such date;
          (ii) any encumbrance or restriction with respect to a Person pursuant to or by reason of an agreement relating to any Capital Stock or Indebtedness Incurred by a Person on or before the date on which such Person was acquired by the Company or another Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Company or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;
          (iii) any encumbrance or restriction contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;
          (iv) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (i) and (ii) or clause (ix) of this paragraph or this clause (iv) or contained in any amendment, restatement, modification, renewal, supplemental, refunding, replacement or refinancing of an agreement referred to in clauses (i) and (ii) or clause (ix) of this paragraph or this clause (iv); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the holders of the Securities than the encumbrances and restrictions contained in the agreements governing the Indebtedness being refunded, replaced or refinanced;
          (v) in the case of clause (3) of the first paragraph of this Section 3.4, any encumbrance or restriction:
          (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license (including licenses of intellectual property) or other contract;
          (B) contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;
          (C) contained in any agreement creating Hedging Obligations permitted from time to time under this Indenture;
          (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;
          (E) on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or
          (F) with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business;
          (vi) any encumbrance or restriction contained in (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations, in each case that are permitted under this Indenture and that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this Section 3.4 on the property or assets so acquired, and any proceeds thereof;
          (vii) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or other disposition of all or a portion of the Capital Stock or property or assets of such Restricted Subsidiary pending the closing of such sale or other disposition;
          (viii) any encumbrance or restriction arising or existing by reason of applicable law or any applicable rule, regulation or order;
          (ix) any encumbrance or restriction contained in agreements governing Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be Incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 3.2; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are not materially less favorable to the Company taken as a whole, as determined by the Board of Directors of the Company in good faith, than the provisions contained in the Senior Secured Credit Agreement and in this Indenture; and
          (x) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under contracts or required by insurance, surety or bonding companies, in each case entered into or incurred in the ordinary course of business.
     SECTION 3.5. Limitation on Sales of Assets and Subsidiary Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:
          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the Capital Stock or other assets subject to such Asset Disposition;
          (2) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Additional Assets, or any combination thereof; and
          (3) except as provided in the next paragraph, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied, within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, by the Company or such Restricted Subsidiary, as the case may be:
          (a) to prepay, repay, redeem or purchase Indebtedness (other than intercompany Indebtedness, Subordinated Obligations, Capital Stock or Indebtedness owed to an Affiliate of the Company); provided, however, that, in connection with any prepayment, repayment, redemption or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will cause the related commitment to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased; or

          (b) to invest in Additional Assets or to make capital expenditures in the Oil and Gas Business;
provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce revolving credit Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.
Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” Not later than the 360th day from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an offer (“Asset Disposition Offer”) to all Holders of Securities and, to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Securities”) to purchase the maximum principal amount of Securities and any such Pari Passu Securities to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or, in the event such Pari Passu Indebtedness was issued with original issue discount, 100% of the accreted value thereof) of the Securities and Pari Passu Securities plus accrued and unpaid interest, if any (or in respect of such Pari Passu Securities, such lesser price, if any, as may be provided for by its terms), to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in this Section 3.5 or the agreements governing the Pari Passu Securities, as applicable, in each case in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Securities surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis (or, in the case of Securities issued in global form as discussed in Section 2.1(e) the Trustee will select the Securities for purchase based on DTC’s method that most nearly approximates a pro rata selection) on the basis of the aggregate principal amount of tendered Securities and Pari Passu Securities. To the extent that the aggregate amount of Securities and Pari Passu Securities so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.
The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than two Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Securities and Pari Passu Securities required to be purchased pursuant to this Section 3.5 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered and not properly withdrawn, all

Securities and Pari Passu Securities validly tendered and not properly withdrawn in response to the Asset Disposition Offer.
          If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to each Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to Holders who tender Securities pursuant to the Asset Disposition Offer.
          On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Securities or portions of Securities and Pari Passu Securities so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Securities so validly tendered and not properly withdrawn, in each case in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The Company will deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.5 and, in addition, the Company will deliver all certificates required, if any, by the agreements governing the Pari Passu Securities. On the Asset Disposition Date, the Company or the paying agent, as the case may be, will mail or deliver to each tendering Holder of Securities or holder or lender of Pari Passu Securities, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Securities so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon delivery of an Officers’ Certificate from the Issuers, will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Securities. Any Security not so accepted will be promptly mailed or delivered by the Issuers to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.
          The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.5, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.
For the purposes of clause (2) of the first paragraph of this Section 3.5, the following will be deemed to be cash:
          (1) the assumption by the transferee of Indebtedness of the Company or Indebtedness of a Restricted Subsidiary (other than intercompany Indebtedness,

Subordinated Obligations, Capital Stock or Indebtedness owed to an Affiliate of the Company) and the release of such Issuers or Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and
          (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days after receipt thereof.
          The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate Fair Market Value in excess of $20.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company.
     SECTION 3.6. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), including any income or profits therefrom, whether owned on the date of this Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Lien effective provision is made to secure the Indebtedness due under the Securities (in the case of the Company) or any Subsidiary Guarantee of such other Restricted Subsidiary, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.
     SECTION 3.7. Statement by Officers as to Default. The Issuers shall, so long as any Security is outstanding, deliver to the Trustee within thirty days after the occurrence of a Default, an Officers’ Certificate setting forth the details of such Default, and what action the Issuers are taking or proposing to take with respect thereto.
     SECTION 3.8. Limitation on Affiliate Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, make, amend or conduct any transaction (including making a payment to, the purchase, sale, lease or exchange of any property or the rendering of any service), contract, agreement or understanding with or for the benefit of any Affiliate of the Company (an “Affiliate Transaction”) unless:
          (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;
          (2) if such Affiliate Transaction involves an aggregate consideration in excess of $20.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such transaction, if any (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

          (3) if such Affiliate Transaction involves an aggregate consideration in excess of $50.0 million, the Board of Directors of the Company has received a written opinion from an independent investment banking, accounting, engineering or appraisal firm of nationally recognized standing that such Affiliate Transaction is fair, from a financial standpoint, to the Company or such Restricted Subsidiary or, in the case of non-financial transactions, is not less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.
The preceding paragraph will not apply to:
          (1) any Restricted Payment permitted to be made pursuant to Section 3.3;
          (2) any issuance of Capital Stock (other than Disqualified Stock), or other payments, awards or grants in cash, Capital Stock (other than Disqualified Stock) or otherwise pursuant to, or the funding of, any employment, consulting, service or severance agreements or other compensation arrangements, options to purchase Capital Stock (other than Disqualified Stock) of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans or insurance and indemnification arrangements provided to or for the benefit of directors, officers and employees, in each case in the ordinary course of business and approved by the Board of Directors of the Company;
          (3) any merger or other transaction with an Affiliate solely for the purpose of reincorporating or reorganizing the Company or any of its Restricted Subsidiaries in another jurisdiction or creating a holding company for the Company;
          (4) advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business of the Company or any of its Restricted Subsidiaries;
          (5) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, and guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 3.2;
          (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company to, or the receipt by the Company of any capital contribution from, the holders of its Capital Stock;
          (7) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by charter, bylaw or statutory provisions;
          (8) the payment of reasonable compensation and fees to officers or directors of the Company or any Restricted Subsidiary;

          (9) any transaction with a joint venture or similar entity (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns, directly or indirectly, an equity interest in or otherwise controls such joint venture or similar entity; and
          (10) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date that is disclosed in the Offering Memorandum under “Certain Relationships and Related Party Transactions,” as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted only to the extent that its terms are not materially more disadvantageous, taken as a whole, to the holders of the Securities than the terms of the agreements in effect on the Issue Date.
     SECTION 3.9. Purchase of Securities Upon a Change of Control. If a Change of Control occurs, unless the Issuers have previously or concurrently exercised their right to redeem all of the Securities pursuant to Article V, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof ) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          Within 30 days following any Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the Securities pursuant to Article V, the Company will mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:
          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);
          (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);
          (3) that any Security not properly tendered will remain outstanding and continue to accrue interest;
          (4) that unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities in certificated form completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
          (6) that Holders will be entitled to withdraw their tendered Securities and their election to require the Company to purchase such Securities, provided that the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Securities, the principal amount of Securities tendered for purchase, and a statement that such Holder is withdrawing its tendered Securities and its election to have such Securities purchased;
          (7) that if the Company is repurchasing a portion of the Security of any Holder, the Holder will be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered, provided that the unpurchased portion of the Note must be equal to a minimum principal amount of $2,000 and an integral multiple of $1,000 in excess thereof; and
          (8) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.
          On the Change of Control Payment Date, the Company will, to the extent lawful:
          (1) accept for payment all Securities or portions of Securities (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;
          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities accepted for payment; and
          (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.
          The Paying Agent will promptly mail or deliver to each Holder of Securities accepted for payment the Change of Control Payment for such Securities, and the Trustee, upon receipt of an Issuer Order, will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
          If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, will be paid to each Person in whose name a Security is registered at the close of business on such record date, and no further interest will be payable to Holders who tender pursuant to the Change of Control Offer.
          The Company is not required to make a Change of Control Offer upon a Change of Control if any other Person makes the Change of Control Offer in the manner, at the times and otherwise in compliance with this Section 3.9 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not properly withdrawn under such Change of Control Offer.
          A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
          The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.9, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.9 by virtue of its compliance with such securities laws or regulations.
     SECTION 3.10. Provision of Financial Information. Whether or not the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company will make available to the Trustee and the Holders of the Securities without cost, by posting the same on its website for public availability, the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation that would be due after the Issue Date, within the time periods specified therein with respect to a non-accelerated filer; provided, however, that in lieu of a Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, the Company may instead provide, no later than 15 days after the applicable deadline under SEC rules for such report, unaudited quarterly financial statements together with a Management’s Discussion and Analysis of Financial Condition and Results of Operations, in each case consistent with those that would be included in a Quarterly Report on Form 10-Q (the “Initial Report”), and no information required to be reported in a Current Report on Form 8-K shall be due with respect to any event occurring prior to the date of such Initial Report provided that information required in any such Current Report on Form 8-K is included in such Initial Report. In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company will file a copy of each of the reports referred to in the preceding sentence with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing).
          This Section 3.10 will not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable.
          If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the financial information required will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in any accompanying Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
          The availability of the foregoing materials on the SEC’s website or on the Company’s website shall be deemed to satisfy the foregoing delivery obligations.
          For so long as any Securities remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnished to the holders of the Securities, and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     SECTION 3.11. Future Subsidiary Guarantors. The Company will cause (a) each Domestic Subsidiary of the Company formed or acquired after the Issue Date and (b) any other Restricted Subsidiary (except the Co-Issuer) that is not already a Subsidiary Guarantor that guarantees any Indebtedness of the Company, or a Subsidiary Guarantor, in each case to execute and deliver to the Trustee within 30 days a supplemental indenture (in substantially the form specified in Exhibit B to this Indenture) pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis; provided that (i) any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Subsidiary Guarantor until such time as it ceases to be an Immaterial Subsidiary and (ii) Brayton Resources, L.P., Brayton Resources II, L.P. and Orion Operating Company, LP shall not be required to become Subsidiary Guarantors for so long as they remain Immaterial Subsidiaries and do not guarantee Indebtedness of the Company or any Subsidiary Guarantor other than the Senior Secured Credit Agreement.
     SECTION 3.12. Maintenance of Office or Agency. The Issuers will maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The corporate trust office of the Trustee indicated in Section 2.3 shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes. The Issuers will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee indicated in Section 11.2, and the Issuers hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
     SECTION 3.13. Corporate Existence. Except as otherwise provided in Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise with respect to a Restricted Subsidiary if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.
     SECTION 3.14. Payment of Taxes. The Issuers or any Subsidiary Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Issuers or any Subsidiary Guarantor or upon the income, profits or property of the Issuers or any Subsidiary Guarantor; provided, however, (i) that the Issuers or any Subsidiary Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and (ii) that the Issuers and Subsidiary Guarantors are not required to pay or discharge taxes for which a failure to pay or discharge the same could not reasonably be expected to have a material adverse affect on the Company and the Restricted Subsidiaries taken as a whole.
     SECTION 3.15. Payments for Consent. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
     SECTION 3.16. Compliance Certificate. The Issuers and the Subsidiary Guarantors shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the Issue Date a statement (which need not be an Officers’ Certificate) signed by two Officers of the Company, one of which shall be the principal executive officer, the principal accounting officer or the principal financial officer of the Company, stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuers and the Subsidiary Guarantors has performed its obligations under this Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe such Default or Event of Default, its status and what action the Issuers are taking or proposes to take with respect thereto. The Issuers also shall comply with TIA § 314(a)(4).

     SECTION 3.17. Business Activities. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole. The Co-Issuer may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries, the Co-Issuer may not have any Subsidiary, and no Person other than the Company or any of its other Restricted Subsidiaries may own any Capital Stock of the Co-Issuer.
ARTICLE IV
SUCCESSOR COMPANY
     SECTION 4.1. Merger and Consolidation.
          (a) Neither the Company nor the Co-Issuer will consolidate with or merge with or into or wind up into (whether or not it is the surviving Person), or sell, convey, transfer or lease all or substantially all its assets in one or more related transactions to, any Person, unless:
          (1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation (in the case of either the Company or the Co-Issuer) or a partnership, trust or limited liability company (but only in the case of the Company), organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company or the Co-Issuer, as the case may be) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company or the Co-Issuer, as the case may be, under this Indenture, the Securities and the Registration Rights Agreement;
          (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;
          (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 3.2(a);
          (4) if an Issuer is not the Successor Company in any of the transactions referred to above that involve such Issuer, each Subsidiary Guarantor (unless it is the other party to the transactions, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to the Successor Company’s obligations in respect of this Indenture and the Securities and that its Subsidiary Guarantee shall continue to be in effect; and
          (5) the Company or the Co-Issuer, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture (if any) comply with this Indenture.

          For purposes of this Section 4.1, the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the assets of one or more Subsidiaries of the Company, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Company.
          Upon satisfaction of the foregoing requirements, as applicable, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Co-Issuer, as the case may be, under this Indenture; and its predecessor, except in the case of a lease of all or substantially all its assets, will be released from all obligations under this Indenture.
          Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary (other than the Co-Issuer) may consolidate with, merge into or transfer all or part of its assets to the Company and the Company may consolidate with, merge into or transfer all or part of its assets to a Subsidiary Guarantor and (y) the Company may merge with an Affiliate formed solely for the purpose of reorganizing the Company in another jurisdiction.
          (b) In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, and will not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor to, any Person (other than the Company or another Subsidiary Guarantor) unless:
               (1) either (A) (i) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Subsidiary Guarantor under this Indenture, Subsidiary Guarantee and the applicable Registration Rights Agreement and (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; or
                    (B) the transaction results in the release of the Subsidiary Guarantor from its obligations under its Subsidiary Guarantee in compliance with Section 10.2; and
               (2) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture (if any) comply with this Indenture.

ARTICLE V
REDEMPTION OF SECURITIES
     SECTION 5.1. Redemption. The Securities may be redeemed subject to the conditions and at the redemption prices specified in paragraph 5 of the form of Securities set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture.
     SECTION 5.2. Applicability of Article. Redemption of Securities at the election of the Issuers, as permitted by any provision of the Securities, shall be made in accordance with such provision and this Article.
     SECTION 5.3. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Issuers, the Issuers shall, not later than five Business Days prior to giving notice of any redemption pursuant to Section 5.5 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and, in the case of any redemption of less than all Securities, shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
     SECTION 5.4. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements, as set forth in an Officers’ Certificate delivered by the Issuers to the Trustee, of the principal national securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, then on a pro rata basis (or, in the case of Securities issued in global form as discussed in Section 2.1(e) the Trustee will select the Securities for purchase based on DTC’s method that most nearly approximates a pro rata selection), by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate (and in such manner as complies with applicable legal requirements), and which may provide for the selection for redemption of portions of the Securities in the principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $2,000.
          The Trustee shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of Securities and the principal amount thereof to be redeemed.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
     SECTION 5.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 11.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. At the Issuers’ request, the

Trustee shall give notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuer shall deliver to the Trustee, at least five Business Days prior to the giving of such notice (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice at the Issuers’ expense and setting forth the information to be stated in such notice as provided in the following items.
          All notices of redemption shall state:
          (1) the Redemption Date,
          (2) the redemption price, if then determinable, and otherwise the method for its determination and the amount of accrued interest (including Additional Interest) to the Redemption Date payable as provided in Section 5.7, if any,
          (3) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,
          (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,
          (5) that on the Redemption Date the redemption price (and accrued interest (including Additional Interest), if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Issuers default in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,
          (6) the place or places where such Securities are to be surrendered for payment of the redemption price and accrued interest, if any,
          (7) the name and address of the Paying Agent,
          (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,
          (9) the CUSIP, Common Code and ISIN numbers, if applicable, and that no representation is made as to the accuracy or correctness of the CUSIP, Common Code and ISIN numbers, if applicable, if any, listed in such notice or printed on the Securities, and
          (10) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

     SECTION 5.6. Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the redemption price of and accrued interest (including Additional Interest) on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption that are beneficially owned by the Issuers and have been delivered by the Issuers to the Trustee for cancellation.
     SECTION 5.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities or portions of Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest and the only right of the Holders thereof will be to receive payment of the redemption price and, subject to the next sentence, unpaid interest on such Securities to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the redemption price, together with accrued interest, if any, to the Redemption Date, provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder of such Security, or one or more predecessor Securities, registered as such as of the relevant record date.
          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the unpaid principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.
     SECTION 5.8. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 3.12 (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery to the Holder of such Security at the expense of the Issuers, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided, that each such new Security will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.
ARTICLE VI
DEFAULTS AND REMEDIES
     SECTION 6.1. Events of Default. An “Event of Default” wherever used herein, means any one of the following events in relation to the Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (1) default in any payment of interest or Additional Interest, if any, on any Security when due, continued for 30 days;

          (2) default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;
          (3) failure by either Issuer or any Subsidiary Guarantor to comply with its obligations under Section 4.1;
          (4) failure by either Issuer or any Subsidiary Guarantor to comply with Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.15 or 3.18 for 30 days after the Issuer has been given notice as provided below;
          (5) failure by the Company or the Issuers to comply with any agreement in this Indenture (other than an agreement, a default in or failure to comply with is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 60 days after the Issuer has been given notice as provided below;
          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:
          (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period) (“payment default”); or
          (b) results in the acceleration of such Indebtedness prior to its Stated Maturity (the “cross acceleration provision”);
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $20.0 million or more;
          (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, the Co-Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, the Co-Issuer, or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company, the Co-Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Issuers or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Co-Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
          (8) the commencement by the Company, the Co-Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it or them to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable Federal or State or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it or them, or the filing by it or them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State or foreign law, or the consent by it or them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Co-Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or of any substantial part of its or their property, or the making by it or them of an assignment for the benefit of creditors, or the failure by them or it to pay its or their debts generally as they become due; or
          (9) failure by the Company, the Co-Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $20.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect (the “judgment default provision”); or
          (10) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or the Company or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee.
          However, a default under clauses (4) and (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuers in writing and, in the case of a notice given by the Holders, the Trustee of the default and the Company or the Co-Issuer do not cure such default within the time specified in clauses (4) and (5) of this Section 6.1 after receipt of such notice.
     SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default described in Section 6.1(7) and (8)) occurs and is continuing, the Trustee by notice to the Company and the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Co-Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, accrued and unpaid interest, if any, on all the Securities to be due and payable. If an Event of Default described in Section 6.1(7) and (8) occurs and is continuing, the principal of, premium, if any, accrued and unpaid interest, if any, on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Notwithstanding the foregoing, if an Event of Default specified in Section 6.1(6) shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, in each case within 20 days after the declaration of acceleration with respect thereto, and (iii) any other existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.
     SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of (or premium) or interest (including Additional Interest) on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Subsidiary Guarantees.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the

Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee (with a copy to the Issuers, but the applicable waiver or rescission shall be effective when the notice is given to the Trustee) may (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest (including Additional Interest) on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected and (b) rescind any acceleration with respect to the Securities and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest (including Additional Interest) on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
     SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Securities or the Subsidiary Guarantees or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Securityholders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to such Securityholders) or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it against all losses and expenses caused by taking or not taking such action.
     SECTION 6.6. Limitation on Suits. Subject to Section 6.7, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:
          (1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;
          (2) Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee pursue the remedy;
          (3) such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
          (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the outstanding Securities have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request during such 60-day period.
          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.
     SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest (including Additional Interest) on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.
     SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, the Co-Issuer or the other Subsidiary Guarantors or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.
          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due to it under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
          SECOND: to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest (including Additional Interest), respectively; and
          THIRD: to the Issuers or to such party as a court of competent jurisdiction shall direct.
          The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.
     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Issuers, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.
ARTICLE VII
TRUSTEE
     SECTION 7.1. Duties of Trustee.
          If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (a) Except during the continuance of an Event of Default:
          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture, the Securities or the Subsidiary Guarantees, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Securities or the Subsidiary Guarantees, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (1) this paragraph does not limit the effect of paragraph (b) of this Section;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and
          (4) no provision of this Indenture, the Securities or the Subsidiary Guarantees shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity or security against such risk or liability is not reasonably assured to it.
          (c) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
          (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.
          (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
          (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by one Officer of such Issuer.
     SECTION 7.2. Rights of Trustee. Subject to Section 7.1:
          (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Issuers as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Issuers.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.
          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Securities or the Subsidiary Guarantees shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Securities or the Subsidiary Guarantees in good faith and in accordance with the advice or opinion of such counsel.
          (f) The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default or whether any entity or group of entities constitutes a Significant Subsidiary unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or of any such Significant Subsidiary is received by the Trustee at the corporate trust office of the Trustee specified in Section 11.2, and such notice references the Securities and this Indenture.
          (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
          (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Securities or the Subsidiary Guarantees at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it in its sole discretion against the costs, expenses and liabilities which may be incurred therein or thereby.
          (i) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Trust Officer of the Trustee.
          (j) Whenever in the administration of this Indenture, the Securities or the Subsidiary Guarantees the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may request and in the absence of bad faith or willful misconduct on its part, rely upon an Officers’ Certificate.

          (k) In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (l) The parties hereto acknowledge, in accordance with Section 326 of the Patriot Act, that the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company and the Subsidiary Guarantors agree that they will provide the Trustee with all such information as it may reasonably request in order to satisfy the requirements or its obligations under the Patriot Act.
          (m) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Issuers; provided, however, that if the Trustee acquires any conflicting interest under the TIA, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.
     SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Subsidiary Guarantees or the Securities, shall not be accountable for the Issuers’ use of the proceeds from the sale of the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Issuers pursuant to the terms of this Indenture and shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
     SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has knowledge thereof, the Trustee shall mail by first class mail to each Securityholder at the address set forth in the Securities Register notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.
     SECTION 7.6. Reports by Trustee to Holders. Within 60 days after each October 15 beginning October 15, 2011, the Trustee shall mail to each Securityholder a brief report dated as of such October 15 that complies with TIA § 313(a) if and to the extent required thereby. The Trustee also shall comply with TIA § 313(b) and TIA § 313(c).
          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof and the Trustee shall comply with TIA § 313(d).
     SECTION 7.7. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time compensation for its services hereunder and under the Securities and the Subsidiary Guarantees as the Issuers and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without willful misconduct, gross negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder and under the Securities and the Subsidiary Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.7), the Securities and the Subsidiary Guarantees and of defending itself against any claims (whether asserted by any Securityholder, the Issuers or otherwise). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder except to the extent the Issuers are prejudiced thereby. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers’ expense in the defense. The Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel; provided that the Issuers shall not be required to pay the fees and expenses of such separate counsel if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, (i) there is no conflict of interest between the Issuers and the Trustee in connection with such defense or (ii) there are no legal defenses available to the Trustee that are different from or are in addition to those available to the Issuers.
          To secure the Issuers’ payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Issuers.
          The Issuers’ payment obligations pursuant to this Section shall survive the discharge of this Indenture. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in clause (7) or clause (8) of Section 6.1, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor Trustee with the Issuers’ written consent, which consent will not be unreasonably withheld. The Issuers shall remove the Trustee if:
          (1) the Trustee fails to comply with Section 7.10 hereof or TIA §310;
          (2) the Trustee is adjudged bankrupt or insolvent;
          (3) a receiver or other public officer takes charge of the Trustee or its property; or
          (4) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns or is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee for any other reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.
          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Issuers’ expense, any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Securityholder, who has been a bona fide holder of a Security for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Issuers’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
     SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the

Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.
     SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee that satisfies the requirements of TIA § 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
     SECTION 7.11. Preferential Collection of Claims Against the Issuers. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
     SECTION 7.12. Trustee’s Application for Instruction from the Issuers. Any application by the Trustee for written instructions from the Issuers may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Issuers actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
ARTICLE VIII
DISCHARGE OF INDENTURE; DEFEASANCE
     SECTION 8.1. Discharge of Liability on Securities; Defeasance.
          (a) Subject to Section 8.1(c), when (i)(x) all Securities that have been authenticated (other than Securities replaced or paid pursuant to Section 2.10 and Securities for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust), have been delivered to the Trustee for cancellation or (y) all outstanding Securities not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or will be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, in such amount as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of final maturity or redemption; (ii) the Issuers have paid or caused to be paid all sums payable by it under this Indenture; and (iii) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at final maturity or the redemption date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Issuers. If U.S. Government Obligations shall have been deposited in connection with such satisfaction and discharge, then as a further condition to such satisfaction and discharge, the Trustee shall have received a certificate from a nationally recognized firm of independent accountants to the effect set forth in Section 8.2(1).
          (b) Subject to Sections 8.1(c) and 8.2, the Issuers at any time may terminate (i) all of their obligations under the Securities and this Indenture (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.15 and 3.18 and Section 4.1 (other than Sections 4.1(a)(1), (2), (4) and (5)), and the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 6.1(3) (as it relates to Section 4.1(a)(3)), Section 6.1 (4) (to the extent applicable to such other defeased covenants), Section 6.1(6), Section 6.1(7) (with respect to Significant Subsidiaries), Section 6.1(8) (with respect to Significant Subsidiaries) and Section 6.1(9), and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Issuers may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuers exercise their legal defeasance or its covenant defeasance option, the Subsidiary Guarantees in effect at such time shall terminate.
          If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuers exercise its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4) (to the extent applicable to Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.15 and 3.18), Section 6.1(5), Section 6.1(6), Section 6.1(7) (with respect only to Significant Subsidiaries), Section 6.1(8) (with respect only to Significant Subsidiaries), Section 6.1(9) or Section 6.1(10) or because of the failure of the Company or the Issuers to comply with Section 4.1(a)(3).

          Upon satisfaction of the conditions set forth herein and upon request and expense of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminates.
          (c) Notwithstanding the provisions of Sections 8.1(a) and (b) to the extent relating to a legal defeasance, the Issuers’ obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.10, 2.11, 2.12, 2.13, 3.12, 7.7 and 7.8 and in this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.7, 8.4 and 8.5 shall survive.
     SECTION 8.2. Conditions to Defeasance. The Issuers may exercise its legal defeasance option or its covenant defeasance option only if:
          (1) the Issuers or a Subsidiary Guarantor irrevocably deposits in trust with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest, including Additional Interest, if any, due on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Securities are being defeased to Stated Maturity or to a particular redemption date;
          (2) in the case of legal defeasance, the Issuers have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that since the Issue Date, (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the respective outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
          (3) in the case of covenant defeasance, the Issuers have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) reasonably acceptable to the Trustee confirming that the Holders of the respective outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
          (4) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuers or any of the Restricted Subsidiaries is a party or by which the Issuers or any Restricted Subsidiaries are bound;

          (5) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or insofar as Events of Default resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
          (6) the Issuers must deliver to the Trustee an Opinion of Counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Issuers under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization of similar laws affecting creditors’ rights generally;
          (7) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and
          (8) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.
     SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust all money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture and the Securities to the Holders of the Securities of all sums due in respect of the payment of principal of, premium, if any, and accrued interest on the Securities.
     SECTION 8.4. Repayment to the Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money, U.S. Government Obligations or other securities held by them upon payment of all the Obligations under this Indenture.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal of or premium, if any, or interest on the Securities that remains unclaimed by the Holders thereof for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as unsecured general creditors unless an abandoned property law designates another Person and the Trustee and the Paying Agent shall have no further liability with respect to such money.
     SECTION 8.5. Indemnity for U.S. Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers and each Subsidiary Guarantor under this Indenture, the Securities and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuers or the Subsidiary Guarantors have made any payment of principal, premium, if any, or interest (including Additional Interest) on any Securities because of the reinstatement of their obligations, the Issuers or Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
          The Trustee’s rights under this Article VIII shall survive termination of this Indenture.
ARTICLE IX
AMENDMENTS
     SECTION 9.1. Without Consent of Holders. The Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Securities and the Subsidiary Guarantees without notice to or consent of any Securityholder:
          (1) to cure any ambiguity, omission, defect, mistake or inconsistency;
          (2) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company, the Co-Issuer or any Subsidiary Guarantor under this Indenture and the Securities;
          (3) to provide for or facilitate the issuance of uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
          (4) to add Subsidiary Guarantors (or any other guarantors) with respect to the Securities, including Subsidiary Guarantors, or release a Subsidiary Guarantor from its Subsidiary Guarantee and terminate such Subsidiary Guarantee; provided that the release and termination is in accordance with the applicable provisions of this Indenture;
          (5) to secure the Securities or the Subsidiary Guarantees;
          (6) to add covenants of the Company, the Co-Issuer or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company, the Co-Issuer or a Subsidiary Guarantor;

          (7) to make any change that does not adversely affect the legal rights under this Indenture of any Securityholder, provided, however, that any change made to conform this Indenture to the “Description of Notes” contained in the Offering Memorandum shall not be deemed to adversely affect such legal rights;
          (8) to comply with any requirement of the SEC in connection with any required qualification of this Indenture under the TIA; or
          (9) to evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture.
     SECTION 9.2. With Consent of Holders. The Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Securities and the Subsidiary Guarantees without notice to any Securityholder but with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Subject to Section 6.4 and 6.7, any past default or compliance with the provisions of this Indenture, the Securities or the Subsidiary Guarantees may be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment, supplement or waiver may not:
          (1) reduce the principal amount of Securities whose Holders must consent to an amendment or waiver;
          (2) reduce the stated rate of interest or extend the stated time for payment of interest or Additional Interest on any Security;
          (3) reduce the principal of or extend the Stated Maturity of any Security;
          (4) reduce the premium payable upon the redemption of any Security as described in Section 3.9, Article V hereof or paragraph 5 of any Security, change the time at which any Security may be redeemed as described in Section 3.9, Article V hereof or paragraph 5 of any Security or make any change relative to the Issuers’ obligation to make an offer to repurchase the Securities as a result of a Change of Control as described in Section 3.9 after (but not before) the occurrence of such Change of Control;
          (5) make any Security payable in money other than U.S. dollars;
          (6) impair the right of any Holder to receive payment of principal of, premium, if any, and interest (including Additional Interest) on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

          (7) make any change to this Section 9.2;
          (8) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee otherwise than in accordance with the applicable provisions of this Indenture; or
          (9) subordinate the Securities or any Subsidiary Guarantee in right of payment to any other Indebtedness of either Issuer or any Subsidiary Guarantor.
          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.
          After an amendment or supplement under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
     SECTION 9.3. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture, the Securities or the Subsidiary Guarantees shall comply with the TIA as then in effect.
     SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. Any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through (9) of Section 9.2, and in that case the amendment, supplement, waiver or other action shall bind each Securityholder who has consented to it and every subsequent Securityholder that evidences the same debt as the consenting Holder’s Securities. An amendment, supplement or waiver under Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of consents, and in relation to any Securities evidenced by Global Securities, such consents need not be in written form and may be evidenced by any electronic transmissions that comport with the applicable procedures of DTC.
          The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
     SECTION 9.5. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall, upon receipt of an Issuer Order, authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
     SECTION 9.6. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver the Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3).
ARTICLE X
GUARANTEE
     SECTION 10.1. Guarantee. Subject to the provisions of this Article X, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, and the Trustee the full and punctual payment when due, whether at final maturity, by acceleration, by redemption or otherwise, of the Obligations. Each Subsidiary Guarantor agrees that the Obligations will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is subordinate to the Obligations. Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.
          Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations.
          Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.
          Except as set forth in Section 10.2, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuers or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Issuers; (g) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
          Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the merger or the sale of all the Capital Stock or assets of the Subsidiary Guarantor or otherwise in compliance with Section 4.1, Section 10.2 or Article VIII, as applicable. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuers or otherwise.
          In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay any of the Obligations when and as the same shall become due, whether at final maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest (including Additional Interest) on such Obligations then due and owing (but only to the extent not prohibited by law).
          Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.
          Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.
          The delivery of any Security by the Trustee, after authentication thereof hereunder, shall constitute delivery of the Subsidiary Guarantees set forth in this Indenture or any supplemental indenture on behalf of a Subsidiary Guarantor. Neither any Issuer nor any Subsidiary Guarantor shall be required to make a notation on any Security to reflect the Subsidiary Guarantees. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that a notation thereof is not affixed to any particular Security.
     SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.
          (a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Senior Secured Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
          (b) Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving entity in such transaction, to a Person which is not the Company or a Restricted Subsidiary of the Company, such Subsidiary Guarantor will be automatically released from all its obligations under this Indenture and its Subsidiary Guarantee if the sale or other disposition does not violate Section 3.5.
          (c) A Subsidiary Guarantor will be released from its obligations under this Indenture and its Subsidiary Guarantee if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.
          (d) Each Subsidiary Guarantor will be deemed released from all its obligations under this Indenture and its Subsidiary Guarantee, and such Subsidiary Guarantee will terminate, upon the legal defeasance or covenant defeasance of the Securities or upon satisfaction and discharge of this Indenture, in each case pursuant to the provisions of Article VIII hereof.

          (e) Upon the liquidation or dissolution of such Subsidiary Guarantor, provided that no Default or Event of Default has occurred and is continuing.
          (f) With respect to a Subsidiary Guarantor that is an Immaterial Subsidiary, such Subsidiary Guarantor will be released from its obligations under this Indenture and its Subsidiary Guarantee upon the liquidation or dissolution of such Subsidiary Guarantor.
          (g) The release of any Subsidiary Guarantor from its obligations pursuant to this Section 10.2 shall be conditioned upon such Subsidiary Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to such release have been complied with.
     SECTION 10.3. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Issuers or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
     SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuers or any other Subsidiary Guarantor or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuers or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuers on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.
ARTICLE XI
MISCELLANEOUS
     SECTION 11.1. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

     SECTION 11.2. Notices. Any notice or communication shall be in writing in the English language and delivered in person, sent by facsimile, other electronic means, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:
if to the Issuers or to any Subsidiary Guarantor:
Alta Mesa Holdings, LP and Alta Mesa Finance
Services Corp.
Alta Mesa Holdings, LP
15415 Katy Freeway, Suite 800
Houston, Texas 77094
Attention: Chief Financial Officer
if to the Trustee, at its corporate trust office in Dallas,
Texas, which corporate trust office for purposes of this
Indenture is at the date hereof located at:
Wells Fargo Bank, National Association
1445 Ross Avenue, 2nd Floor
Dallas, Texas 75202-2812
Attention: Corporate Trust Administration
Telecopy: (214) 777-4086
          The Issuers, any Subsidiary Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication to the Issuers or the Subsidiary Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by U.S. Postal Service registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee shall be deemed delivered upon receipt by a Trust Officer. Notices given by publication will be deemed given on the first date on which publication is made.
          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears in the Securities Register and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.
          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     SECTION 11.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
     SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of Securities on the date hereof), the Issuers shall furnish to the Trustee:
          (1) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (2) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     SECTION 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
     SECTION 11.6. When Securities Disregarded. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers, any Subsidiary Guarantor or any Affiliate of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only

Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
     SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
     SECTION 11.8. Legal Holidays. If a specified payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.
     SECTION 11.9. GOVERNING LAW. THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 11.10. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company, the Co-Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company, the Co-Issuer or any Subsidiary Guarantor under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
     SECTION 11.11. Successors. All agreements of the Issuers and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
     SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
     SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     SECTION 11.14. Waiver of Jury Trial. EACH OF THE ISSUERS, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     SECTION 11.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

ALTA MESA HOLDINGS, LP
By:	Alta Mesa Holdings GP, LLC, as general partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle
Chief Executive Officer

ALTA MESA FINANCE SERVICES CORP.
By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle
Chief Executive Officer

Signature Page to Indenture

SUBSIDIARY GUARANTORS :

ARI DEVELOPMENT, LLC
ALTA MESA DRILLING, LLC
ALTA MESA GP, LLC
ALTA MESA ACQUISITION SUB, LLC
ALTA MESA SERVICES, LP
CAIRN ENERGY USA, LLC
HILLTOP ACQUISITION LLC
LOUISIANA ONSHORE PROPERTIES LLC
THE MERIDIAN PRODUCTION, LLC
THE MERIDIAN RESOURCE, LLC
THE MERIDIAN RESOURCE &
EXPLORATION LLC
TMR DRILLING, LLC
VIRGINIA OIL AND GAS, LLC
SUNDANCE ACQUISITION, LLC
TE TMR, LLC
TMR EQUIPMENT, LLC
NEW EXPLORATION TECHNOLOGIES COMPANY, L.L.C.
FBB ANADARKO, LLC
LOUISIANA EXPLORATION & ACQUISITION PARTNERSHIP, LLC
BRAYTON MANAGEMENT GP, LLC
BRAYTON MANAGEMENT GP II, LLC

Each by:	/s/ Harlan H. Chappelle
Harlan H. Chappelle
Chief Executive Officer

ARANSAS RESOURCES, L.P.
BUCKEYE PRODUCTION COMPANY, LP
LOUISIANA EXPLORATION &
ACQUISITIONS, LP
NAVASOTA RESOURCES, LTD., LLP
NUECES RESOURCES, LP
OKLAHOMA ENERGY ACQUISITIONS, LP
TEXAS ENERGY ACQUISITIONS, LP
GALVESTON BAY RESOURCES, LP
PETRO ACQUISITIONS, LP
PETRO OPERATING COMPANY, LP

Each by: Alta Mesa GP, LLC

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle
Chief Executive Officer

Signature Page to Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President

Signature Page to Indenture

EXHIBIT A
[FORM OF FACE OF INITIAL SECURITY]

[Applicable Restricted Securities Legend]
[Depository Legend, if applicable]

No. [___]	Principal Amount $[______________], as
revised by the Schedule of Increases and
Decreases in Global Security attached hereto

CUSIP NO.
ISIN:
9 5/8% Senior Notes due 2018
          Alta Mesa Holdings, LP a Delaware limited partnership and Alta Mesa Finance Services Corp., a Delaware corporation, jointly and severally promise to pay to ________ or registered assigns, the principal sum of [___] Dollars, as revised by the [___] Schedule of Increases and Decreases in Global Security attached hereto, on October 15, 2018.
Interest Payment Dates: April 15 and October 15
Record Dates: April 1 and October 1
          Additional provisions of this Security are set forth on the other side of this Security.

Alta Mesa Holdings, LP
By:

Alta Mesa Finance Services Corp.
By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities described in the within-mentioned Indenture.
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee,
By:	Dated:
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

ALTA MESA HOLDINGS, LP, AND ALTA MESA FINANCE SERVICES CORP.

9 5/8% Senior Notes due 2018
     1. Interest
          Alta Mesa Holdings, LP, a Delaware limited partnership (the “Company”), and Alta Mesa Finance Services Corp., a Delaware corporation (“Co-Issuer” together with the Company, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Security at the rate per annum shown above.
          The Issuers will pay interest semiannually on April 15 and October 15 of each year commencing April 15, 2011. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from the date of original issuance of the Notes. The Issuers shall pay interest on overdue principal at the above rate plus 1.0% to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue as a result of such delayed payment
          [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. Additional Interest, if any, due under the Registration Rights Agreement, shall be paid to the same Persons, in the same manner and at the same times as regular interest.]1
     2. Method of Payment
          By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest (including Additional Interest). The Issuers will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the April 1 or October 1 immediately preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. The Issuers will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided,

[1]	Include in Restricted Securities only.

however, that payments on the Securities may also be made, at the Issuers’ option, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if the Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
     3. Paying Agent and Registrar
          Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as Trustee, Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.
     4. Indenture
          The Issuers issued the Securities under an Indenture dated as of October 13, 2010 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
          The Securities are senior obligations of the Issuers. The aggregate principal amount of Securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 9 5/8% Senior Notes due 2018 referred to in the Indenture. The Securities include (i) $300,000,000 aggregate principal amount of the Issuers’ 9 5/8% Senior Notes due 2018 issued under the Indenture on October 13, 2010 (herein called “Initial Securities”), (ii) if and when issued, additional 9 5/8% Senior Notes due 2018 of the Issuers that may be issued from time to time under the Indenture subsequent to October 13, 2010 (herein called “Additional Securities”) as provided in Section 2.1(a) of the Indenture and (iii) if and when issued, the Issuers’ 9 5/8% Senior Notes due 2018 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in a Registration Rights Agreement (herein called “Exchange Securities”). The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets and subsidiary stock, the incurrence of certain liens, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Securities by certain subsidiaries.
          To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Issuers under the Indenture, the Securities and the Registration Rights Agreement when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, will unconditionally guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.
     5. Redemption
          Except as set forth below, the Securities will not be redeemable at the option of the Issuers prior to October 15, 2014. On and after such date, the Securities will be redeemable, at the Issuers’ option, in whole or in part, at any time upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest (including Additional Interest) to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Period	Redemption Price
2014	104.813%
2015	102.406%
2016 and thereafter	100.000%
          In addition, at any time and from time to time prior to October 15, 2013, the Issuers may redeem in the aggregate up to 35% of the original principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 109.625% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest), if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that:
          (1) at least 65% of the original principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) must remain outstanding after each such redemption; and
          (2) each such redemption occurs within 120 days of the date of closing of such Equity Offering.
          In addition, at any time prior to October 15, 2014, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, the Issuers may redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest (including Additional Interest), if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          “Applicable Premium” means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security or (ii) the excess, if any, of (A) the present value at such Redemption Date of (1) the redemption price of such Security on October 15, 2014 (such redemption price set forth in the table above) plus (2) all required interest payments (excluding accrued and unpaid interest to such Redemption Date) due on such Security through October 15, 2014, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (B) the principal amount of such Security.
          “Treasury Rate” means, as of any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 15, 2014; provided, however, that if the period from the Redemption Date to October 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to October 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          The Issuers will (a) calculate the Treasury Rate as of the second Business Day preceding the applicable Redemption Date and (b) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
     6. Repurchase Provisions
          If a Change of Control occurs, unless the Issuers have exercised its right to redeem all of the Securities as described under paragraph 5 of the Securities, each Holder will have the right to require the Issuers to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.
     7. Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security (A) for a period (1) of 15 days before a selection of Securities to be redeemed or (2) beginning 15 days before an interest payment date and ending on such interest payment date or (B) selected for redemption, except the unredeemed portion of any Security being redeemed in part.
     8. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
     9. Unclaimed Money
          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers for payment as unsecured general creditors unless an abandoned property law designates another Person and not to the Trustee for payment.
     10. Defeasance
          Subject to certain exceptions and conditions set forth in the Indenture, the Issuers at any time may terminate some or all of its obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or final maturity, as the case may be.
     11. Amendment, Supplement, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Subsidiary Guarantees may be amended or supplemented by the Issuers, the Subsidiary Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Securities or the Subsidiary Guarantees to cure any ambiguity, omission, defect, mistake or inconsistency, to comply with Article IV of the Indenture, to provide for uncertificated Securities in addition to, or in place of, certificated Securities, to add Subsidiary Guarantors with respect to the Securities, including Subsidiary Guarantors, or release a Subsidiary Guarantor from its Subsidiary Guarantee and terminate such Subsidiary Guarantee, provided that the release and termination is in accordance with the Indenture, to secure the Securities or the Subsidiary Guarantees, to add additional covenants of the Company, the Issuers or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred on the Company, the Issuers or a Subsidiary Guarantor, to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, to make any change that does not adversely affect the rights of any Securityholder, or to evidence and provide for the appointment of a successor Trustee.

     12. Defaults and Remedies
          Events of Default are set forth in the Indenture. Event of Default (other than an Event of Default relating to certain bankruptcy events specified in the Indenture) occurs and is continuing, the Trustee by notice to the Company and the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Issuers and the Trustee, may, and the Trustee at the request of such Holders shall, declare all the Securities to be due and payable immediately. If an Event of Default relating to certain bankruptcy events specified in the Indenture occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest (including Additional Interest) on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee if an Event of Default exists, the Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.
     13. Trustee Dealings with the Issuers
          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or its Affiliates and may otherwise deal with the Issuers or its Affiliates with the same rights it would have if it were not Trustee.
     14. No personal liability of directors, officers, employees and stockholders
          No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company, the Co-Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company, the Co-Issuer or any Subsidiary Guarantor under the Securities, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
     15. Authentication
          This Security shall not be valid until an authorized officer of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.
     16. Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).
17. CUSIP, Common Code and ISIN Numbers
          The Issuers have caused CUSIP, Common Code and ISIN numbers, if applicable, to be printed on the Securities and has directed the Trustee to use CUSIP, Common Code and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.
18. Governing Law
          This Security shall be governed by, and construed in accordance with, the laws of the State of New York.
          The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:
Alta Mesa Holdings, LP
15415 Katy Freeway, Suite 800
Houston, Texas 77094
Attention: Chief Financial Officer
19. Patriot Act
          The parties hereto acknowledge that in accordance with Section 326 of the Patriot Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the Patriot Act.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint ___________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:____________________	Your Signature:___________________
Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

[The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuers and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuers.
          In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is one year (or 40 days in the case of any Regulation S Notes) after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Securities are being:
CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to the Issuers; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.8 of the Indenture); or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuers may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Issuers may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.
TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ]2

[2]	Include in Restricted Security only.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY
          The following increases or decreases in this Global Security have been made:

Signature of
		Amount of	Principal Amount	authorized
	Amount of decrease	increase	of this Global	signatory of
	in Principal Amount	in Principal Amount	Security following	Trustee or
Date of	of this Global	of this Global	such decrease or	Securities
increase/decrease	Security	Security	increase	Custodian

OPTION OF HOLDER TO ELECT PURCHASE
          If you elect to have this Security purchased by the Issuers pursuant to Section 3.5 or 3.9 of the Indenture, check either box:
☐     ☐
3.5      3.9
          If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 3.5 or Section 3.9 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $________________________ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repurchased (in the absence of any such specification, one such Security will be issued for the portion not being repurchased): $ ________________.

Date: __________	Your Signature
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT B
FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS
          This Supplemental Indenture, dated as of [_______ __], 20__ (this “Supplemental Indenture” or “Guarantee”), is among [name of future Guarantor] (the “Guarantor”), Alta Mesa Holdings, LP, a Delaware limited partnership (the “Company”), and Alta Mesa Finance Services Corp., a Delaware corporation (“Co-Issuer” together with the Company, the “Issuers”), each other then existing Subsidiary Guarantor under the Indenture referred to below, and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below.
W I T N E S S E T H:
          WHEREAS, the Issuers, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of October 13, 2010 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of [  ] million of 9 5/8% Senior Notes due 2018 of the Issuers (the “Securities”);
          WHEREAS, Section 3.11 of the Indenture provides that after the Issue Date the Company is required to cause certain Subsidiaries of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities; and
          WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Guarantor and the Issuers are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Securityholder;
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Issuers, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
ARTICLE I
Definitions
          SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
Agreement to be Bound; Guarantee
          SECTION 2.1 Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
          SECTION 2.2 Guarantee. The Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Obligations pursuant to Article X of the Indenture.
ARTICLE III
Miscellaneous
          SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.
          SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
          SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
          SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

          SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
          SECTION 3.7 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ALTA MESA HOLDINGS, LP
By:	Alta Mesa Holdings GP, LLC, as general partner

By:
Name:
Title:

ALTA MESA FINANCE SERVICES CORP.
By:
Name:
Title:

Accepted as of the date hereof. WELLS FARGO BANK, NATIONAL ASSOCIATION.
By:	WELLS FARGO BANK, NATIONAL ASSOCIATION.

By:
Name:
Title:

[GUARANTOR]
By:
Name:
Title:

B-4